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                             CONTRIBUTION AGREEMENT

                                  by and among

                       CONNING ASSET MANAGEMENT COMPANY,

                    GENERAL AMERICAN LIFE INSURANCE COMPANY,

                       GENERAL AMERICAN HOLDING COMPANY,

                GENERAL AMERICAN INVESTMENT MANAGEMENT COMPANY,

                               CONNING & COMPANY,

                              CONNING CORPORATION

                                      and

           THE SHAREHOLDERS AND OPTION HOLDERS OF CONNING CORPORATION


                              Dated July 24, 1995




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


                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
RECITALS

ARTICLE I
   CONTRIBUTIONS TO CAM; CLOSING.............................................     1
   1.1     Contributions of the Parties......................................     1
   1.2     Option Holder Exchange............................................     2
   1.3     General American Loans............................................     3
   1.4     The Closing.......................................................     3
   1.5     Deliveries of GAHC at the Closing.................................     3
   1.6     Deliveries of the Shareholders at the Closing.....................     3
   1.7     Deliveries of the Option Holders at Closing.......................     4
   1.8     Deliveries of CAM at the Closing..................................     4
   1.9     Legended Certificates.............................................     5
   1.10    Escrow............................................................     6

ARTICLE II
   REPRESENTATIONS AND WARRANTIES
     OF THE EQUITY HOLDERS, CONNING CORP. AND CONNING........................     6
   2.1     Enforceable Agreement; Existence and Qualification................     7
   2.2     Capitalization and Related Matters................................     8
   2.3     Subsidiaries......................................................     9
   2.4     Property..........................................................     9
   2.5     Financial Statements..............................................     9
   2.6     Books and Records.................................................    10
   2.7     No Undisclosed Liabilities........................................    10
   2.8     Taxes.............................................................    10
   2.9     Accounts Receivable...............................................    13
   2.10    Regulatory Matters; Permits and Licenses..........................    14
   2.11    Real Property.....................................................    14
   2.12    Assets............................................................    15
   2.13    Absence of Certain Changes........................................    15
   2.14    No Breach of Law or Governing Document............................    16
   2.15    Litigation........................................................    17
   2.16    Environmental Matters.............................................    17
   2.17    Contracts.........................................................    18
   2.18    Intellectual Property.............................................    18
   2.19    Insurance.........................................................    19
   2.20    Officers, Directors, Employees, and Consultants...................    20
   2.21    Bank Accounts of Conning Corp. ...................................    20
   2.22    Transactions with Related Persons.................................    20
   2.23    Labor Matters.....................................................    20
   2.24    Employee Benefit Matters..........................................    21
   2.25    Discrimination and Occupational Safety and Health.................    23
   2.26    Alien Employment Eligibility......................................    23
   2.27    Governmental Approvals and Filings................................    23
   2.28    Brokers, Finders..................................................    23

                                    i

   2.29    Outside Financial Interests.......................................    24
   2.30    Guarantees........................................................    24
   2,31    Foreign Operations and Export Control.............................    24
   2.32    Disclosure........................................................    25
   2.33    Qualified Investors...............................................    25
   2.34    Purchase for Investment...........................................    25

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF
     GENERAL AMERICAN, GAHC, GAIMCO AND CAM..................................    26
   3.1     Enforceable Agreement; Existence and Qualification................    26
   3.2     Capitalization and Related Matters................................    27
   3.3     The CAM Preferred Stock and CAM Options...........................    28
   3.4     Subsidiaries......................................................    28
   3.5     Property..........................................................    28
   3.6     Financial Statements..............................................    29
   3.7     Books and Records.................................................    29
   3.8     No Undisclosed Liabilities........................................    29
   3.9     Taxes.............................................................    29
   3.10    Accounts Receivable...............................................    32
   3.11    Regulatory Matters; Permits and Licenses..........................    32
   3.12    Real Property.....................................................    33
   3.13    Assets............................................................    33
   3.14    Absence of Certain Changes........................................    34
   3.15    No Breach of Law or Governing Document............................    35
   3.16    Litigation........................................................    35
   3.17    Environmental Matters.............................................    35
   3.18    Contracts.........................................................    36
   3.19    Intellectual Property.............................................    36
   3.20    Insurance.........................................................    37
   3.21    Officers, Directors, Employees, and Consultants...................    38
   3.22    Bank Accounts of GAIMCO and CAM...................................    38
   3.23    Transactions with Related Persons.................................    38
   3.24    Labor Matters.....................................................    38
   3.25    Employee Benefit Matters..........................................    39
   3.26    Discrimination and Occupational Safety and Health.................    41
   3.27    Alien Employment Eligibility......................................    41
   3.28    Governmental Approvals and Filings................................    41
   3.29    Brokers, Finders..................................................    41
   3.30    Outside Financial Interests.......................................    42
   3.31    Guarantees........................................................    42
   3.32    Foreign Operations and Export Control.............................    42
   3.33    Disclosure........................................................    43

ARTICLE IV
   ADDITIONAL COVENANTS OF THE PARTIES.......................................    43
   4.1     Conduct of Business...............................................    43
   4.2     Access to Records.................................................    44
   4.3     Preservation of Business..........................................    44
   4.4     Insurance and Maintenance of Property.............................    45
   4.5     Books, Records and Financial Statements...........................    45

                                    ii

   4.6     Other Governmental Filings........................................    45
   4.7     Notification of Certain Matters...................................    45
   4.8     No Solicitation...................................................    45
   4.9     Offering Memorandum...............................................    46
   4.10    Approval of Parachute Payments....................................    47
   4.11    Notice to Customers...............................................    47
   4.12    Filing of Certificate of Designation..............................    47

ARTICLE V
   CONDITIONS TO THE OBLIGATIONS
     GENERAL AMERICAN, GAHC, GAIMCO AND CAM..................................    47
   5.1     Representations and Warranties....................................    47
   5.2     Performance of Agreement..........................................    47
   5.3     Certificate.......................................................    47
   5.4     Approvals.........................................................    48
   5.5     No Adverse Proceeding.............................................    48
   5.6     Opinions of Counsel...............................................    48
   5.7     Employment Agreements.............................................    48
   5.8     Adverse Change....................................................    48
   5.9     Shareholders' Agreement...........................................    48
   5.10    Investor Questionnaires...........................................    48
   5.11    Approval of Parachute Payments....................................    48
   5.12    Redemption of Preferred Stock.....................................    48

ARTICLE VI
   CONDITIONS TO THE OBLIGATIONS OF THE
     EQUITY HOLDERS, CONNING CORP. AND CONNING...............................    49
   6.1     Representations and Warranties....................................    49
   6.2     Performance of Agreement..........................................    49
   6.3     Certificate.......................................................    49
   6.4     Approvals.........................................................    49
   6.5     No Adverse Proceeding.............................................    49
   6.6     Adverse Change....................................................    49
   6.7     Opinions of Counsel...............................................    50
   6.8     Investor Questionnaire............................................    50
   6.9     Employment Agreements.............................................    50
   6.10    Shareholders' Agreement...........................................    50
   6.11    Option Agreements.................................................    50

ARTICLE VII
   INDEMNIFICATION...........................................................    50
   7.1     Survival of Representations and Warranties........................    50
   7.2     Indemnification of General American, GAHC, GAIMCO and CAM.........    51
   7.3     Indemnification of Equity Holders.................................    52
   7.4     Limitations on Indemnity..........................................    53
   7.5     Notice of Claim...................................................    54
   7.6     Right to Contest Claims of Third Persons..........................    55
   7.7     Return or Cancellation of Legended Shares; Escrow Withdrawals.....    56
   7.8     Exclusive Remedy..................................................    57

                                    iii

ARTICLE VIII
   MISCELLANEOUS PROVISIONS..................................................    57
   8.1     Notice............................................................    57
   8.2     Appointment of Representative.....................................    59
   8.3     Termination of Shareholder Agreement..............................    60
   8.4     Entire Agreement..................................................    60
   8.5     Assignment; Binding Agreement.....................................    60
   8.6     Counterparts......................................................    61
   8.7     Headings; Interpretation..........................................    61
   8.8     Expenses..........................................................    61
   8.9     Termination of the Agreement......................................    61
   8.10    Governing Law.....................................................    61
   8.11    Confidentiality...................................................    62
   8.12    Further Assurances................................................    62

TABLE OF DEFINITIONS

TABLE OF EXHIBITS

                           CONTRIBUTION AGREEMENT
                           ----------------------

            THIS CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of July 24, 1995, by and among Conning Asset Management Company, a Missouri corporation ("CAM"), General American Life Insurance Company, a Missouri mutual life insurance company ("General American"), General American Holding Company, a Missouri corporation ("GAHC"), General American Investment Management Company, a Missouri corporation ("GAIMCO"), Conning & Company, a Connecticut corporation ("Conning"), Conning Corporation, a Delaware corporation ("Conning Corp."), and the shareholders (the "Shareholders") and option holders (the "Option Holders") of Conning Corp.

                                  RECITALS
                                  --------

            A. General American is the owner of all of the issued and outstanding capital stock of GAHC, which in turn is the owner of all the issued and outstanding capital stock of GAIMCO.

            A. GAHC has incorporated CAM for purposes of the transactions contemplated hereby.

            B. The Shareholders are the owners of all of the issued and outstanding capital stock of Conning Corp., which in turn is the owner of all of the issued and outstanding capital stock of Conning.

            C. GAHC and the Shareholders desire to make contributions to CAM in exchange for equity interests therein and/or cash on the terms and conditions set forth herein.

            D. Following the closing of the transactions effected pursuant to this Agreement, the Option Holders desire to cancel their options to purchase voting common stock, par value $.01 per share (the "Conning Common Stock"), of Conning Corp. (the "Conning Options") for equity interests in CAM and cash.

            NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, the parties agree as follows:


                                 ARTICLE I
                       CONTRIBUTIONS TO CAM; CLOSING
                       -----------------------------

            1.1   Contributions of the Parties.  At the Closing (as
                  ----------------------------
hereinafter defined), subject to the terms and conditions set forth herein, GAHC and the Shareholders shall make the following contributions to and receive the following consideration from CAM:

                  (a) GAHC shall contribute all of the issued and outstanding common stock, no par value per share (the "GAIMCO

Common Stock"), of GAIMCO in exchange for 6,710,000 shares of the voting common stock of CAM, par value $.01 per share (the "CAM Common Stock"), which will constitute all of the issued and outstanding CAM Common Stock.

                  (b) Each Shareholder (excluding the Specified Shareholders (as hereinafter defined) shall contribute all of the Conning Common Stock and all of the non-voting common stock of Conning Corp., par value $.01 per share (the "Conning Non-Voting Common Stock"), owned by such Shareholder in exchange for the portion set forth on such Shareholder's signature page hereof under the headings "Cash Received for Stock" and "CAM Preferred Stock Received for Stock" of the following aggregate consideration: (i) $3,039,829 in cash and (ii) 2,152,509 shares of the Series A Convertible Preferred Stock, par value $.01 per share (the "CAM Preferred Stock"), of CAM. The terms of the CAM Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit A (the
"Certificate of Designation").                             ---------

                  (c) Joseph Sargent, George Kelly, David Clark, Pennsylvania Life Insurance Company, a Pennsylvania corporation, and Occidental Life Insurance Company of North Carolina, a North Carolina corporation (the "Specified Shareholders"), shall each contribute all of the Conning Common Stock and all of the Conning Non-Voting Common Stock owned by such Specified Shareholder in exchange for $222.3918 in cash and no shares of CAM Preferred Stock per share of Conning Common Stock or Conning Non-Voting Common Stock contributed by each such Specified Shareholder.

            1.2   Option Holder Exchange.
                  ----------------------

                  (a) At the Closing, immediately following the contributions of GAHC and the Shareholders described above and after CAM has acquired control of Conning Corp., each Option Holder (excluding the Specified Shareholders) shall cancel all of the Conning Options held by such Option Holder in exchange for the portion set forth on such Option Holder's signature page hereof under the headings "Cash Received for Options" and "CAM Preferred Stock Received for Options" of the following aggregate consideration: (i) $1,465,173 in cash and (ii) 1,037,491 shares of CAM Preferred Stock.

                  (b) At the Closing, immediately following the contributions of GAHC and the Shareholders described above and after CAM has acquired control of Conning Corp., each Specified Shareholder shall cancel all of the Conning Options held by such Specified Shareholder in exchange for $222.3918 in cash per share of Conning Common Stock covered by a canceled Conning Option held by each such Specified Shareholder, less the exercise price for such share under such Conning Option.

            1.3   General American Loans.  At the Closing, in order to fund
                  ----------------------
the payment of cash to the Shareholders and the Option Holders as described above in Sections 1.1 and 1.2 and to fund certain capital needs of Conning Corp., General American will lend CAM up to $13,000,000 and will lend Conning Corp. $2,500,000. Such loans shall be evidenced by promissory notes in the forms attached hereto as Exhibit B (the "CAM Note" and the "Conning
                                ---------
Corp. Note," respectively). At the Closing, General American shall deliver to CAM $13,000,000 and to Conning Corp. $2,500,000 by wire transfer of immediately available funds, and, in consideration thereof, CAM and Conning Corp. shall deliver to General American the CAM Note and the Conning Corp. Note, duly executed by CAM and Conning Corp., respectively.

            1.4   The Closing.  The consummation of the transactions
                  -----------
contemplated hereby (the "Closing") shall take place at the offices of Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri at 10:00 a.m. on August 15, 1995 (the "Closing Date").

            1.5   Deliveries of GAHC at the Closing.  Subject to the
                  ---------------------------------
conditions to GAHC's obligations set forth in Article V hereof, at the Closing, GAHC shall deliver:

                  (a) to CAM, certificates evidencing all of the issued and outstanding GAIMCO Common Stock, free and clear of all security interests, claims and restrictions, duly endorsed to CAM; and

                  (b) to CAM and each of the Shareholders and Option Holders (collectively, the "Equity Holders"), excluding the Specified Shareholders, the Shareholders's Agreement in the form attached hereto as Exhibit C (the "Shareholders' Agreement"), duly executed by GAHC.
---------

            1.6   Deliveries of the Shareholders at the Closing.  Subject to
                  ---------------------------------------------
the conditions to the Equity Holders' obligations set forth in Article VI hereof, at the Closing, each Shareholder shall deliver:

                  (a) to CAM, certificates evidencing the shares of Conning Common Stock owned by such Shareholder, free and clear of all security interests, claims and restrictions, duly endorsed to CAM;

                  (b) to CAM, GAHC and each of the other Equity Holders (excluding the Specified Shareholders), the Shareholders' Agreement, duly executed by such Shareholder (excluding the Specified Shareholders); and

                  (c) to CAM and the Escrow Agent (as hereinafter defined), the Escrow Agreement (as hereinafter defined), duly executed by each Specified Shareholder (excluding Pennsylvania Life Insurance Company, a Pennsylvania corporation, and Occidental Life Insurance Company of North Carolina, a North Carolina corporation (collectively, "Penn. Corp.")).

            1.7   Deliveries of the Option Holders at Closing. Subject to
                  -------------------------------------------
the conditions to the Equity Holders' obligations set forth in Article VI hereof, at the Closing, each Option Holder shall deliver:

                  (a) to Conning Corp., an Option Cancellation Agreement in the form of Exhibit D (the "Option Cancellation Agreements"), duly executed
            ---------
by such Option Holder; and

                  (b) to CAM, GAHC and each of the other Equity Holders (excluding the Specified Shareholders), the Shareholders' Agreement, duly executed by such Option Holder (excluding the Specified Shareholders that hold Conning Options).

            1.8   Deliveries of CAM at the Closing.  Subject to the
                  --------------------------------
conditions to CAM's obligations set forth in Article V hereof, at the Closing, CAM shall deliver:

                  (a) to GAHC, a certificate evidencing 6,710,000 shares of CAM Common Stock, free and clear of all security interests, claims and restrictions;

                  (b) to each Shareholder by CAM check or wire transfer, the amount of cash set forth opposite such Shareholder's name under the heading "Closing Cash" on each such respective Equity Holder's signature page hereof;

                  (c) upon CAM's acquisition of control of Conning Corp., to each Option Holder by CAM check, the amount of cash set forth opposite such Option Holder's name under the heading "Closing Cash" on each such respective Equity Holder's signature page hereof;

                  (d) to each Shareholder (excluding the Specified Shareholders), a certificate evidencing the number of shares of CAM Preferred Stock set forth opposite such Shareholder's name under the heading "Total Shares" on each such respective Equity Holder's signature page hereof, free and clear of all security interests, claims and restrictions other than those contemplated hereby;

                  (e) upon CAM's acquisition of control of Conning Corp., to each Option Holder (excluding the Specified Shareholders), a certificate evidencing the number of shares of

CAM Preferred Stock set forth opposite such Option Holder's name under the heading "Total Shares" on each such respective Equity Holder's signature page hereof, free and clear of all security interests, claims and restrictions other than those contemplated hereby;

                  (f) to each Option Holder, an Option Cancellation Agreement, duly executed by Conning Corp.;

                  (g) to GAHC and each of the Equity Holders (excluding the Specified Shareholders), the Shareholders' Agreement, duly executed by CAM;

                  (h)   to each of the optionees listed on Exhibit E (the
                                                           ---------
"CAM Optionees"), an Option Agreement in the form of Exhibit F (the "Option
                                                     ---------
Agreements") granting each such CAM Optionee the option to purchase, at a per share exercise price of $5.33 (subject to adjustment as provided in such Option Agreements), the number of shares of the non-voting common stock, par value $.01 per share (the "CAM Non-Voting Common Stock"), set forth on each such respective Option Holder's signature page hereof under the heading "Option Shares," duly executed by CAM;

                  (i)   to each of the key employees listed on Exhibit G
                                                               ---------
(the "Key Employees"), an Employment Agreement in the form of Exhibit H (the
"Employment Agreements"), duly executed by CAM;               ---------

                  (j)   to GAHC, the CAM Note, duly executed by CAM; and

                  (k) to each of the Specified Shareholders (excluding Penn. Corp.) and the Escrow Agent, the Escrow Agreement duly executed by CAM.

            1.9   Legended Certificates.  Certificates evidencing in the
                  ---------------------
aggregate 375,294 of the aggregate shares of CAM Preferred Stock issuable to the Option Holders and certificates evidencing in the aggregate 702,813 of the aggregate shares of CAM Preferred Stock issuable to the Shareholders and Option Holders will be legended with the legend set forth on Exhibit I (the
                                                             ---------
"Legend"). The number of shares of CAM Preferred Stock issuable to each Option Holder and Shareholder to which the Legend shall apply is set forth on each such Equity Holder's signature page hereof under the headings "Prorata Share of Section 7.2(a) Indemnity" and "Prorata Share of Section 7.2(b) Indemnity." Upon tender of such legended certificates to CAM at the following times, such certificates shall be exchanged for certificates not bearing the Legend: (a) in the case of the Option Holders, with respect to shares received in exchange for Conning Options, 375,294 legended shares in the aggregate will be delegended on or after the third anniversary of the Closing or, if earlier, the date on which the 1995 Conning tax year is closed, and (b) in the case of the Option Holders and the Shareholders, 702,813 legended shares in the aggregate issued to the Option Holders and all legended shares issued to Shareholders will be delegended on the later to occur of (i) the end of the eighteenth month after the Closing, or (ii) the final, non-appealable resolution by agreement or by a court of competent jurisdiction of the Pending Litigation (as hereinafter defined). The certificates evidencing the CAM Preferred Stock shall also bear such legends as are prescribed by Section 2.34, the Shareholders' Agreement, and as are otherwise customary under the circumstances or required by law.

            1.10  Escrow.  In connection with the Closing, the Specified
                  ------
Shareholders (excluding Penn. Corp.), CAM and Boatmen's Trust Company, as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement in the form of Exhibit J (the "Escrow Agreement") pursuant to which each of the
            ---------
Specified Shareholders (excluding Penn. Corp.) shall deposit 16.739% of the cash consideration to be received by such Specified Shareholder hereunder ($348,131 in the aggregate) (the "Escrow Funds") to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Subject to the terms of the Escrow Agreement and this Agreement, the Escrow Funds shall be available to satisfy any claims a CAM Indemnified Person (as hereinafter defined) may have for indemnification from such Specified Shareholders pursuant to Article VII of this Agreement. Upon termination of the Escrow Agreement, the Escrow Agent shall distribute any remaining balance of the Escrow Funds as provided in the Escrow Agreement. As an alternative to the Escrow Agreement, any of the Specified Shareholders (excluding Penn. Corp.) may at the Closing deliver an irrevocable letter of credit to secure his obligations hereunder, provided that the terms and form of such letter of credit and any related documentation is satisfactory to GAHC.


                                 ARTICLE II
                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------
              OF THE EQUITY HOLDERS, CONNING CORP. AND CONNING
              ------------------------------------------------

            The Equity Holders, Conning Corp. and Conning hereby severally and not jointly make the following representations and warranties to General American, GAHC, GAIMCO and CAM, each of which is true and correct on the date hereof and will be true and correct on the Closing Date and each of which shall survive the Closing as specified in Section 7.1 hereof. Unless otherwise specifically provided herein, each reference to Conning Corp. or Conning in this Agreement shall be deemed a reference to such entity and to each of Conning Corp., Conning & Company and Conning International, Inc., such that each representation, warranty or covenant with respect to Conning Corp. or Conning, whether contained in this Article II or elsewhere in this Agreement, shall also be a representation, warranty, or covenant with respect to each of Conning Corp., Conning & Company and Conning International, Inc. Notwithstanding the foregoing, Penn. Corp. shall only make the representations and warranties set forth in Section 2.1(a) and the last sentence of Section 2.2(a) and only as to itself and shall have no liability for any other representation or warranty in this Article II.

            2.1   Enforceable Agreement; Existence and Qualification.
                  --------------------------------------------------

                  (a) The Equity Holders have the power, authority and capacity to execute and deliver this Agreement, to perform their obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Equity Holders, enforceable against each of them in accordance with its terms.

                  (b) Conning Corp. (excluding Conning and Conning International, Inc.) and Conning (excluding Conning Corp. and Conning International, Inc.) each have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Conning Corp. (excluding Conning and Conning International, Inc.) and Conning (excluding Conning Corp. and Conning International, Inc.) have been duly authorized by all requisite corporate action. This Agreement constitutes the valid and binding obligation of Conning Corp. (excluding Conning and Conning International, Inc.) and Conning (excluding Conning Corp. and Conning International, Inc.), enforceable in accordance with its terms.

                  (c) Conning Corp. (excluding Conning and Conning International, Inc.) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Conning and Conning International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its state, country or other jurisdiction of incorporation, as listed on Schedule 2.3. Conning
                                                     ------------
Corp. has all requisite corporate power and authority to own, lease, and use its assets and properties and to conduct the business in which it is engaged. Conning Corp. is duly licensed or qualified to do business as a foreign corporation and is in good standing in the state(s), countries or other jurisdictions listed on Schedule 2.1(c) (or Schedule 2.3 with respect
                              ---------------     ------------
to the entities listed on such Schedule) and is not required to be registered, licensed or qualified to do business in any other jurisdiction in which the failure to so qualify would result in losses to Conning Corp. in excess of $25,000. Conning Corp. has delivered to General American true, complete and correct copies of the constituent documents, as currently in effect, of Conning Corp.

                  (d) Except as set forth on Schedule 2.1(d), Conning Corp. is not a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction, or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which is material to its business and which would (i) conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by Conning Corp. of this Agreement or
(ii) prevent the carrying out of the transactions contemplated hereby. Except as set forth on Schedule 2.1(d) and except for compliance with the
                       ---------------
provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), none of Conning Corp. or the Equity Holders is required to obtain any waiver or consent of any third person or governmental authority for the execution of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any material lien, claim, encumbrance, security interest, charge, pledge, or other material restriction or material adverse claim of whatever nature against Conning Corp. or any of its properties or assets.

            2.2   Capitalization and Related Matters.
                  ----------------------------------

                  (a)   Capital Stock.    The entire authorized capital
                        -------------
stock of Conning Corp. (excluding Conning and Conning International, Inc.) consists solely of (i) 1,000,000 shares of Conning Common Stock, of which 60,571 shares are issued and outstanding, (ii) 100,000 shares of Conning Non-Voting Common Stock, of which 24,350 shares are issued and outstanding, and (iii) 1,000,000 shares of Conning Preferred Stock, of which no shares are issued and outstanding (after giving effect to the redemption of all Conning Preferred Stock held by the Specified Shareholders). No other capital stock of Conning Corp. (excluding Conning and Conning International, Inc.) is authorized or issued. Schedule 2.2(a) sets forth the names,
                                ---------------
addresses and holdings of the record holders of all of the capital stock of Conning Corp. (excluding Conning and Conning International, Inc.). Except as set forth on Schedule 2.2(a), all of the issued and outstanding shares of
                ---------------
the capital stock of Conning Corp. are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, without restriction on the transfer thereof other than pursuant to applicable federal and state securities laws, and all of such shares have been so issued in full compliance with all applicable federal and state securities laws. Except as set forth on Schedule 2.2(a), the Shareholders own the Conning
                       ---------------
Common Stock free and clear of any lien, claim, encumbrance, security interest, charge, pledge, or other material restriction or material adverse claim of whatever nature (collectively, "Liens").

                  (b)   Options and Other Securities.  Schedule 2.2(b) sets
                        ----------------------------   ---------------
forth the names and addresses of all holders of Conning Options. Prior to Closing, Conning Corp. will have delivered to General American true, complete and correct copies of all agreements and plans relating to the Conning Options. Except as set forth on Schedule 2.2(b), there are no
                                         ---------------
outstanding subscriptions, rights, options, warrants, conversion privileges or agreements of any kind entitling any person or entity to acquire from Conning Corp. any shares of the capital stock of Conning Corp. or any other type of security of Conning Corp. All of the Conning Options have been issued in full compliance with all applicable federal and state securities laws.

            2.3   Subsidiaries.  Except as listed on Schedule 2.3, Conning
                  ------------                       ------------
Corp. does not own or have the right to acquire 10% or more of the voting securities or other equity interest in, or directly or indirectly control, any other corporation, partnership, joint venture or other entity (excluding all securities and equity interests held by any of Conning Insurance Capital Limited Partnership, Conning Insurance Capital International Partners, Conning Insurance Capital Limited Partnership II, Conning Insurance Capital International Partners II, Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III (collectively, the "Conning Funds")). Conning Corp. owns all right, title and interest in and to all capital stock or other equity interests described on Schedule 2.3 and
                                                            ------------
all rights with respect thereto. The capitalization and the state, country or other jurisdiction of incorporation of each entity listed on Schedule 2.3
is accurately described and identified on Schedule 2.3.         ------------
                                          ------------

            2.4   Property.  Except as set forth on Schedule 2.4, Conning
                  --------                          ------------
Corp. is the sole owner of all right, title, and interest in and to all material assets reflected on the Conning Balance Sheet (defined below) and owns or has the valid right to lease all property, real and personal, tangible and intangible, used by it in, or necessary for it to transact, the business in which it is engaged, and there exists no material restriction on the use or transfer of such assets or property. The assets owned or leased by Conning Corp. constitute all of the property and property rights used or necessary for the conduct of the business of Conning Corp. in the manner and to the extent presently conducted by Conning Corp. No such assets or property are in the possession of others and Conning Corp. holds no property on consignment.

            2.5   Financial Statements.
                  --------------------

                  (a)   Set forth on Schedule 2.5 are (i) the audited
                                     ------------
consolidated balance sheets of Conning Corp. as of December 31, 1992, 1993, and 1994, and the related statements of earnings, shareholders' equity and changes in financial position or cash flow for the fiscal years then ended, and all notes and schedules thereto, and (ii) the unaudited consolidated balance sheet of Conning Corp. as of June 30, 1995 (the "Conning Balance Sheet") and the related statements of earnings and changes in financial position for the period then ended, together with any notes or schedules thereto ((i) and (ii) together, the "Conning Financial Statements").

                  (b) The Conning Financial Statements (i) are true, complete, and correct, (ii) present fairly the financial position, results of operations, and cash flows of Conning Corp. at the dates and for the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except that unaudited financial statements do not contain footnotes and are subject to year-end audit adjustments, which will not be material in the aggregate).

            2.6   Books and Records.  The books of account, corporate record
                  -----------------
books, minute books, bank accounts, and other records of Conning Corp. are true, correct, and complete in all material respects, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected in the Conning Financial Statements to the extent appropriate.

            2.7   No Undisclosed Liabilities.  Conning Corp. does not have
                  --------------------------
any liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except (a) as set forth on the Conning Balance Sheet or Schedule 2.7, or (b) those incurred in the ordinary course
                 ------------
of the business of Conning Corp., consistent with past practice, since the date of the Conning Balance Sheet, none of which will, or could, have an adverse effect upon the business or condition (financial or otherwise) or operations of Conning Corp.

            2.8   Taxes.
                  -----

                  (a) Conning Corp. and each of its Tax Affiliates (as hereinafter defined) has timely filed or caused to be filed with the appropriate Government (as hereinafter defined) entity all Tax Returns (as hereinafter defined) ("Conning Tax Returns"), and, except as specified in a letter to General American's counsel dated the date hereof (the "Article II Tax Disclosure Letter"), no Conning Tax Returns for any open tax years have been amended. All Conning Tax Returns are true, correct, and complete. There are no grounds for assertion of any understatement penalty under Section 6661 of the Code (prior to repeal) or
Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Except as set forth in the Article II Tax Disclosure Letter, all Taxes (as hereinafter defined) due and payable by Conning Corp. or any of its Tax Affiliates with respect to all periods ending on or prior to the date hereof have been timely and fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against Conning Corp. or any of its Tax Affiliates or their respective assets with respect to such periods. There are no audits of any Returns of Conning Corp. or any of its Tax Affiliates pending or threatened. There is no waiver of any statute of limitations in effect with respect to any Conning Tax Returns.

                  (c) All unpaid Taxes for all periods up to and including the Closing Date are properly accrued on the books of Conning Corp. and its Tax Affiliates. All unpaid Taxes for all periods up to the date of the Conning Balance Sheet are properly accrued on the Conning Financial Statements. The Article II Tax Disclosure Letter lists all Conning Tax Returns for periods up to and including the Closing Date (whether the period ends on such date) which have not been filed on or before the Closing Date.

                  (d) There are no Liens for Taxes upon any assets of Conning Corp. or its Tax Affiliates, except Liens for Taxes not yet due and payable.

                  (e) Except as set forth on the Article II Tax Disclosure Letter, true, correct and complete copies of all Conning income Tax Returns, tax examination reports and statements of deficiencies assessed against, or agreed to with respect to Conning Corp. or any of its Tax Affiliates with respect to the last four (4) years with the Internal Revenue Service or any taxing authority have been delivered to General American.

                  (f) Except as set forth on the Article II Tax Disclosure Letter, neither Conning Corp. nor any of its Tax Affiliates is or ever has been a member of an "affiliated group" within the meaning of Section 1504 of the Code, except for the affiliated group of which Conning Corp. is the common parent.

                  (g) Conning Corp. and each of its Tax Affiliates has complied with all Law (as hereinafter defined) relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or any similar provision under foreign Law), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to be withheld and paid over under applicable Law.

                  (h) Neither Conning Corp. nor any of its Tax Affiliates is a party to any safe harbor lease within the meaning of section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of Conning Corp.'s or its Tax Affiliates' property or assets has been financed with or directly or indirectly secures any industrial revenue bonds or debt the interest on which is tax-exempt under Section 103(a) of the Code. Neither Conning Corp. nor any of its Tax Affiliates is a borrower or guarantor of any outstanding industrial revenue bonds, and none of such parties is a tenant, principal user or related person to any principal user (within the meaning of section 144(a) of the Code) of any property which has been financed or improved with the proceeds of any industrial revenue bonds.

                  (i) Conning Corp. is not and has not been a real property holding company within the meaning of Section 897(c) of the Code, and Conning Corp. shall so certify upon General American's request.

                  (j) Conning Corp. is not required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by Conning Corp. and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. Conning Corp. has no pending private letter ruling request with the Internal Revenue Service.

                  (k) None of the property owned by Conning Corp. or any of its Tax Affiliates is tax-exempt use property within the meaning of section 168(h) of the Code.

                  (l) No consent has been filed relating to Conning Corp. pursuant to section 341(f) of the Code.

                  (m) Except as set forth on the Article II Tax Disclosure Letter, neither Conning Corp. nor any of its Tax Affiliates is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                  (n) Neither Conning Corp. nor any of its Tax Affiliates is a party to or bound by any affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement.

                  (o) Except as set forth on the Article II Tax Disclosure Letter, Conning Corp. is not liable for Taxes to any foreign taxing authority and does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (p) All material elections with respect to Taxes affecting Conning Corp. or any of its Tax Affiliates as of the date hereof are set forth in the Article II Tax Disclosure Letter. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes of Conning Corp. or any of its Tax Affiliates or affecting any of such parties shall be made after the date of this Agreement without the prior written consent of General American.

                  (q) Except for this Agreement and the transactions contemplated hereby, Conning Corp. and each of its Tax Affiliates are not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                  (r) Conning Corp. and each of its Tax Affiliates have not participated in an international boycott within the meaning of section 999 of the Code.

                  (s) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof. As used in this Agreement, "Return" means, with respect to Conning Corp., the federal income tax return of Conning Corp., Conning and Conning Corp.'s Tax Affiliates, and, with respect to GAIMCO, the federal income tax return of GAIMCO prepared as if it were an unaffiliated corporation, and, in each case, any state and local income tax return, excise tax return, franchise tax return, information return, or report, and any and all other filings required by any taxing authority, including all amendments thereto with respect to any Tax. As used in this Agreement, "Tax Affiliate" shall mean, with respect to a company, any member of an affiliated group as defined in section 1504 of the Code or any member of a combined or unitary group of which such company is or was a member (other than such company).

            2.9   Accounts Receivable.  Set forth on Schedule 2.9 is a list
                  -------------------                ------------
of all the accounts receivable of Conning Corp. as of June 30, 1995. Such accounts receivable and any accounts receivable arising between such date and the Closing Date (the "Conning Accounts Receivable") arose or will have arisen in the ordinary and usual course of the business of Conning Corp. Except as set forth on Schedule 2.9, the Conning Accounts Receivable are not
                       ------------
and will not be on the Closing Date subject to any counterclaim, set-off, defense, security interest, claim, or other encumbrance. Except to the extent of any reserve therefor on the Conning Balance Sheet or paid in full prior to Closing, the Conning Accounts Receivable are and will be current and collectible and will be paid in full, net of reserves, on or before 90 days after the Closing Date.

            2.10  Regulatory Matters; Permits and Licenses.
                  ----------------------------------------

                  (a) Conning is registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940. Conning is licensed as a broker-dealer in securities under the laws relating to the conduct of a securities business in the jurisdictions set forth on
Schedule 2.10.  Conning is a member in good standing of the National
-------------
Association of Securities Dealers, Inc. ("NASD"), the Securities Investor Protection Corporation ("SIPC") and an associate member of the American Stock Exchange, Inc. ("ASE"). No litigation, proceeding or investigation is pending or, to the knowledge of Conning, threatened, which might result in the termination or the suspension of the registration or licensing of Conning or any of its approved persons, principals or registered representatives, or in any other disciplinary action against it or any of them under any applicable statute, rule or regulation or in the termination or suspension or other disciplinary action affecting Conning's rights as a member of the NASD, SIPC or ASE.

                  (b)   Set forth on Schedule 2.10 is a list or description
                                     -------------
of each material license or permit required for the conduct of the business of Conning, together with the name of the governmental agency or entity issuing each such license and permit. To the knowledge of Conning Corp., each of such licenses and permits is valid and in full force and effect. Except as noted on Schedule 2.10, none of such licenses and permits will be
                   -------------
rescinded solely as a result of a change in control of Conning.

            2.11  Real Property.  Conning Corp. does not own any real
                  -------------
property.  Schedule 2.11 lists and provides descriptions of
           -------------
all real property leased or subleased to Conning Corp. and all other real property which is used by Conning Corp. and not owned by Conning Corp.
(the "Conning Leased Real Property").  Except as otherwise described on
Schedule 2.11: (a) there are no leases, subleases, licenses, concessions or
-------------
other agreements, written or oral, granting to any person or entity the right to use or occupy any portion of the Conning Leased Real Property which are not listed on Schedule 2.17; (b) no person or entity (other than Conning
                  -------------
Corp. or Conning) is in possession of any of the Conning Leased Real Property; (c) neither the current use of the Conning Leased Real Property nor the operation of Conning Corp.'s business violates any agreement affecting the Conning Leased Real Property or any applicable legal requirements; and (d) all certificates of occupancy, permits, licenses, approvals and other authorizations required in connection with the past, present and proposed operation of its business on the Conning Leased Real Property have been lawfully issued to Conning Corp. and are, as of the date hereof, and will be following the consummation of the transactions contemplated hereby, in full force and effect.

            2.12  Assets.  Conning Corp. has good and marketable title to,
                  ------
or a valid leasehold interest in, all material properties and assets used by it, located on its premises or shown on the Conning Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Liens disclosed on the Conning Balance Sheet or Schedule 2.11 (as to real
                                                -------------
property) or Schedule 2.12 (as to all other properties and assets) and
             -------------
except for properties and assets disposed of for fair consideration in the ordinary course of business since the date of the Conning Balance Sheet. Conning Corp. owns or leases or has the valid and enforceable right to use all material assets, tangible or intangible, necessary for the conduct of its business as presently conducted and as proposed to be conducted, and, upon the Closing, Conning Corp. will continue to have the same rights with respect to such assets. All of the material tangible assets of Conning Corp. are in good operating condition and repair as required for their use as presently conducted or planned by Conning Corp. and conform to all applicable Laws, and no notice of any violation of any Law relating to any of such property or assets has been received by Conning Corp. except such as have been fully complied with.

            2.13  Absence of Certain Changes.  Since March 31, 1995, except
                  --------------------------
as set forth in the Conning Financial Statements or Schedule 2.13 or as
                                                    -------------
explicitly provided for under this Agreement, there has not been:

                  (a) Any material adverse change in (i) the business or condition (financial or otherwise) or operations of Conning Corp., or (ii) the condition of the assets and property, real and personal, tangible and intangible, of Conning Corp. (the "Conning Property");

                  (b) Any loss or notice of the expected loss of any of Conning's customers or any material decrease in or change in the terms of such customers' business relationships or dealings with Conning;

                  (c) Any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any shareholder of Conning Corp. on account of or with respect to any securities of or interests in Conning Corp., or any direct or indirect redemption, purchase, repurchase or other acquisition by Conning Corp. of any securities of or interests in Conning Corp.;

                  (d) Any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any partner, director, officer, agent, or employee of Conning Corp., or in any benefits granted under any Plan (defined below) with or for the benefit of any such partner, director, officer, agent, or employee, except for regularly scheduled raises consistent with past practices in timing and amount;

                  (e) Any transaction entered into or carried out by Conning Corp. other than in the ordinary course of business;

                  (f) Any borrowing or incurrence of any other indebtedness (including letter of credit and foreign exchange obligations), contingent or otherwise, by or on behalf of Conning Corp.; or any endorsement, assumption, or guarantee of payment or performance of any loan or obligation of any other person or entity by Conning Corp.;

                  (g) Any change made by Conning Corp. in its methods of doing business or of accounting;

                  (h) Any grant by Conning Corp. of any mortgage, security interest, or other encumbrance with respect to the Conning Property;

                  (i) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of, any of the Conning Property other than arm's-length sales in the ordinary course of business of Conning Corp.;

                  (j) Any modification or termination of any Conning Contract (defined below) or any material term thereof other than in the ordinary course of business;

                  (k) Any purchase by Conning Corp. of capital assets with a value individually or in the aggregate in excess of $50,000;

                  (l) Any loan or advance made by Conning Corp. to any person or entity; or

                  (m) Any binding commitment or agreement by a Shareholder or Conning Corp. to do any of the foregoing items (b) through (k).

            2.14  No Breach of Law or Governing Document.  Conning Corp. is
                  --------------------------------------
not in material default under or in material breach or material violation of any applicable statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government ("Law") or the provisions of any Government permit, franchise, or license, or any provision of its constituent documents. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default or violation.

            2.15  Litigation.  Except as set forth on Schedule 2.15, (a)
                  ----------                          -------------
there is no suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to the knowledge of any Shareholder or Conning Corp., threatened against Conning Corp. or involving its business, any of the Conning Property, or, in connection with its business, any of its partners, directors, officers, agents, or other personnel, including, without limitation, any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby; and (b) Conning Corp. is not subject to any order, writ, injunction, or decree of any court or other Government entity ("Order") other than Orders of general applicability. There is no Action pending or, to the knowledge of Conning Corp., threatened against Conning Corp. or any of the Shareholders or Option Holders challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby.

            2.16  Environmental Matters.
                  ---------------------

                  (a)   Except as set forth on Schedule 2.16 Conning Corp.
                                               -------------
complies, and has at all times complied with, and does not cause, has not caused, and will not cause liability to be incurred by Conning Corp. under, any and all current or prior Law relating to the protection of health or the environment, including, without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act,
and the common law, including the law of nuisance and strict liability (collectively, "Environmental Law"). Except as set forth on Schedule 2.16,
                                                             -------------
Conning Corp. is not in violation of and has not violated any Environmental
Law.

                  (b)   Except as set forth on Schedule 2.16, Conning Corp.
                                               -------------
possesses and is in compliance with all necessary permits, registrations, approvals, and licenses, and has properly made all filings with and submissions to any Government or other authority required by any Environmental Law. No deficiencies have been asserted by any such Government or authority with respect to such items.

                  (c)   Except as set forth on Schedule 2.16, there has been
                                               -------------
no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any kind on, beneath, above, or into any and all property which Conning Corp. currently or previously owned, leased, occupied or used or into the environment surrounding such property of any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos fibers, or solid wastes (collectively, "Hazardous Materials"), including, without limitation, those defined in any Environmental Law.

                  (d)   Set forth on Schedule 2.16 is a list of all reports,
                                     -------------
surveys and other written materials commissioned or developed by or on behalf of Conning Corp. since 1985 with respect to environmental matters relating to Conning Corp.

            2.17  Contracts.
                  ---------

                  (a)   Set forth on Schedule 2.17 is a list of each written
                                     -------------
or oral contract, agreement, lease, indenture, and evidence of indebtedness (including letter of credit and foreign exchange obligations and purchase orders for either the purchase of materials or the sale of a product) to which Conning Corp. is a party or of which it is a beneficiary which involves an outstanding, contingent, or continuing liability or obligation of or to Conning Corp. (a "Conning Contract") and which (i) is material to the business, financial condition or operations of Conning Corp., (ii) involves (A) a guaranty, indemnity, or power of attorney, (B) a sharing of payments or joint venture, (C) a sales agency, representation, distributorship or franchise arrangement, (D) restrictions on competition or confidentiality agreements, or (E) an obligation in excess of $50,000, (iii) has resulted or will result in a loss to Conning Corp., or (iv) is not in the ordinary course of business of Conning Corp. Conning Corp. does not provide investment advisory services to any registered investment company.

                  (b)   Except as indicated on Schedule 2.17, neither
                                               -------------
Conning Corp. nor, to the knowledge of Conning Corp., any other party to a Conning Contract is in default under or in breach or violation of any Conning Contract, and, to the knowledge of Conning Corp., no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a default, breach or violation, cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any Property or the Conning Common Stock, or require any consent thereunder to the transactions contemplated herein.

            2.18  Intellectual Property.
                  ---------------------

            (a)   Schedule 2.18 contains a true, complete and accurate list
                  -------------
of all patents, trademarks, service marks, copyrights, applications for patents and for registration of trademarks, service marks and copyrights and software licenses which are material to the business of Conning Corp.
Schedule 2.18 accurately identifies, where appropriate, one or more of the
-------------
following for each item of such intellectual property: filing date, issue date, classification of invention or goods covered, country of origin, licensor, license date and licensed subject matter. Schedule 2.18 contains
                                                     -------------
a complete and accurate list of all licenses and other rights granted by Conning Corp. to any third party with respect to any item of the Conning Intellectual Property (as hereinafter defined).

            (b) Conning Corp. represents and warrants as follows: (i) the Conning Intellectual Property is valid and enforceable and encompasses all proprietary rights material to the operation of its business as presently conducted or proposed to be conducted (in each case free and clear of all Liens); (ii) to the knowledge of Conning Corp., it has taken all actions necessary to maintain and protect the Conning Intellectual Property; (iii) there has been no claim made against Conning Corp. asserting the invalidity, misuse or unenforceability of any of the Conning Intellectual Property or challenging Conning Corp.'s right to use or ownership of any of the Conning Intellectual Property; (iv) Conning Corp. is not aware of any infringement or misappropriation of any of the Conning Intellectual Property or of any facts raising a likelihood of infringement or misappropriate; (v) to the knowledge of Conning Corp., the conduct of its business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vii) no loss of any of the Conning Intellectual Property is known by Conning Corp. to be threatened, pending or reasonably foreseeable; and (viii) the consummation of the transactions contemplated by this Agreement will not materially alter, impair or extinguish any of the Conning Intellectual Property.

            (c) For purposes of this Agreement, "Conning Intellectual Property" shall mean all of the following (in whatever form or medium) which are owned by or licensed to Conning Corp.: (i) patents, trademarks, service marks and copyrights, (ii) applications for patents and for registration of trademarks, service marks and copyrights, (iii) trade secrets and trade names, and (iv) all other items of proprietary know-how or intellectual property.

            2.19  Insurance.  Conning Corp. has during the past five years
                  ---------
maintained: (i) general comprehensive liability insurance against such risks as are customarily insured against by businesses similar to Conning Corp. and in at least such amounts as are usually carried by persons or entities engaged in the same or a similar business, and (ii) insurance as required by law or under any agreement to which Conning Corp. is or has been a party, including, without limitation, unemployment and workers' compensation coverage. A list of each such currently effective insurance policy is set forth on Schedule 2.19.
                       -------------

            2.20  Officers, Directors, Employees, and Consultants.  Set
                  -----------------------------------------------
forth on Schedule 2.20 is a list of:  (a) all current directors of Conning
         -------------
Corp., (b) all current officers (with office held) of Conning Corp., (c) all employees (active or other) of Conning Corp., (d) all current paid consultants to Conning Corp., and (e) all retirees and terminated employees of Conning Corp. for which Conning Corp. has any benefits responsibility or other continuing or contingent obligation, together, in each case, with the current rate of compensation (if any) payable to each. Conning Corp. is not indebted to any partner, director, officer, employee or agent of Conning Corp., except for amounts due as (x) normal salaries, wages and bonuses, (y) as disclosed on Schedule 2.20, or (z) in reimbursement of ordinary expenses
                -------------
on a current basis.

            2.21  Bank Accounts of Conning Corp.  Set forth on Schedule 2.21
                  ------------------------------               -------------
hereto is a list of the locations and numbers of all bank accounts and safe deposit boxes maintained by Conning Corp., together with the names of all persons who are authorized signatories or have access thereto.

            2.22  Transactions with Related Persons.  Except as set forth on
                  ---------------------------------
Schedule 2.22, Conning Corp. has no obligations, contractual or otherwise,
-------------
owed to or owing from, directly or indirectly, any officer, director or Equity Holder or any affiliate of any of them or of Conning Corp.

            2.23  Labor Matters.  Set forth on Schedule 2.23 is each
                  -------------                -------------
collective bargaining, works council, union representation or similar agreement or arrangement to which Conning Corp. is or has been a party or by which it is or has been bound. Except as set forth on Schedule 2.23:
                                                       -------------

                  (a) Conning Corp. is not and has not engaged in any unfair labor practice;

                  (b) There is no labor strike, dispute, slowdown, or stoppage pending or, to the knowledge of any Shareholder or Conning Corp., threatened against Conning Corp.;

                  (c) No right of representation exists respecting Conning Corp.'s employees;

                  (d) No collective bargaining agreement is currently being negotiated and no organizing effort is currently being made with respect to Conning Corp.'s employees; and

                  (e) No current or former employee of Conning Corp. has any claim against Conning Corp. on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit sharing and other employee benefit plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work.

            2.24  Employee Benefit Matters.
                  ------------------------

                  (a)   Except as set forth on Schedule 2.24, Conning Corp.
                                               -------------
does not have outstanding and is not a party to or subject to liability under: (i) any agreement, arrangement, plan or policy, whether or not considered legally binding, that involves (A) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, health, welfare, or incentive plan; or (B) any welfare or "fringe" benefits, including, without limitation, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (ii) any employment, consulting, engagement, or retainer agreement or arrangement whereby Conning Corp. employs, retains or engages any individual or other entity as an employee, consultant or independent contractor to Conning Corp. ((i) and (ii) together, the "Conning Plans," and each item thereunder, a "Conning Plan"). True, correct, and complete copies of all documents creating or evidencing any Conning Plan listed on Schedule 2.24
have been delivered to General American.  There are                -------------
no negotiations, demands or proposals which are pending or threatened or which have been made since December 31, 1992 which concern matters now covered, or that would be covered, by the foregoing types of agreement, arrangement, plan, or policy.

                  (b) Each Conning Plan complies with and has been administered, operated, and maintained in compliance with, and, except as set forth on Schedule 2.24, Conning Corp. has no direct or indirect
             -------------
liability under, the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as the case may be, or any other Law applicable to any Conning Plan, and no Conning Plan is subject to Title IV of ERISA.

                  (c) No "reportable event" (as defined in ERISA) or "prohibited transaction" (as defined in the Code or ERISA) has occurred, and Conning Corp. has no knowledge of a situation which would give rise to a reportable event or prohibited transaction, with respect to any Conning Plan.


                  (d) All contributions for all periods ending prior to the Closing Date which are required to be made prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) will be made prior to the Closing Date by Conning and all members of the controlled group in accordance with past practice. All insurance premiums due have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Conning Plans for policy years or other applicable policy periods ending on or before the Closing Date.
Corp. has not made any contribution to any multi-employer plan (as defined in ERISA), Conning Corp. has never been a member of a controlled group which contributed to any such plan, and Conning Corp. has never been under common control with an employer which contributed to any such plans.

                  (e) The statements of assets and liabilities of the Conning Plans as of the end of the fiscal year ending December 31, 1993, and the statements of changes in fund balances, financial position and net assets available for benefits under such Conning Plans for such fiscal year, copies of which have been furnished to General American, fairly present the financial condition of such Conning Plans as of such date and the results of operations thereof for the year ended on such date, all in accordance with GAAP applied on a consistent basis.

                  (f) All of the Conning Plans, to the extent applicable, are in compliance with the continuation of health benefit provisions contained in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and with Section 1862(b)(4)(A)(i) of the Social Security Act, and Conning

Corp. does not have any liability for any excise tax imposed by Code Section 5000. Except as set forth on Schedule 2.24, Conning Corp. has no liability
                              -------------
or obligation to provide life, medical or other welfare benefits to former or retired employees, other than under COBRA.

                  (g)   Also set forth on Schedule 2.24 are all employee
                                          -------------
benefit plans which Conning Corp. has terminated or taken action to terminate since January 1, 1991. Such terminations have been carried out in accordance with all provisions of Law, including, without limitation, all applicable reporting and other provisions of the Code and ERISA. Except as described on Schedule 2.24 hereto, Conning Corp. has no liability to, and
             -------------
has not received notice alleging such liability from, any person or entity, including, without limitation, the PBGC, any other Government agency or any participant in or beneficiary of any such plan, nor is Conning Corp. liable for any excise, income or other tax or penalty as a result of or in connection with such termination. Conning Corp. has obtained a favorable determination letter from the Internal Revenue Service with respect to the termination of each of such plans, true, complete and correct copies of which have been delivered to General American. The favorable determination letters were received after full and accurate disclosure by Conning Corp. of all material facts to the appropriate Government agencies.

                  (h) To the extent applicable with respect to each Conning Plan, true, correct and complete copies of the most recent (i) determination letter and any outstanding request for a determination letter;
(ii) Form 5500 and attached Schedule B; (iii) Form 5310 and any related filings with the PBGC; (iv) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association ("VEBA") which is implementing such Conning Plan; and (v) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Conning Plan that is a "group health plan" as defined in Code
Section 162(i) have been delivered to General American.

            2.25  Discrimination and Occupational Safety and Health.
                  -------------------------------------------------
Except as set forth on Schedule 2.25, no person has any claim or basis for
                       -------------
any Action against Conning Corp. arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. Since December 31, 1992, Conning Corp. has not received any notice from any person alleging a violation of such law or occupational safety or health standards.

            2.26  Alien Employment Eligibility.  With respect to each person
                  ----------------------------
employed by Conning Corp. on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986: (a) Conning Corp. hired such person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA"); and (b) Conning Corp. has complied with all record-keeping and other regulatory requirements under IRCA.

            2.27  Governmental Approvals and Filings.  Except for compliance
                  ----------------------------------
with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act") and except as set forth on Schedule 2.27, none of the
                                             -------------
Shareholders or Conning Corp. is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder or the performance or consummation of the transactions contemplated hereby or thereby.

            2.28  Brokers, Finders.  Except as set forth on Schedule 2.28,
                  ----------------                          -------------
no finder, broker, agent, or other intermediary acting on behalf of any Equity Holder or Conning Corp. is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

            2.29  Outside Financial Interests.  Except as identified on
                  ---------------------------
Schedule 2.29, no director (excluding David Stone, Stephen Fickes, David
-------------
Clark, George Kelly and Joseph D. Sargent), officer, Equity Holder or any affiliate of any of them or of Conning Corp. has any direct or indirect financial interest in any competitor with or supplier or customer of, or any other person or entity that has any transactions or other business relationship with, Conning Corp.; provided, however, that for this purpose ownership of corporate securities having no more than 5% of the outstanding voting power of any competitor, supplier, customer or other person or entity, which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., shall not be deemed to be such a financial interest, provided such person has no other connection or relationship with such competitor, supplier, customer or other person or entity.

            2.30  Guarantees.  Except as set forth on Schedule 2.30, Conning
                  ----------                          -------------
Corp. is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person or entity except as endorser of checks received and deposited in the ordinary course of business.

            2.31  Foreign Operations and Export Control.  Conning Corp. has
                  -------------------------------------
at all times acted:

                  (a) pursuant to valid qualifications to do business in all jurisdictions outside the United States where such qualification is required by local law and the failure to do so would have a material adverse effect on the business, operations or condition (financial or otherwise) of Conning Corp.;

                  (b) in material compliance with all applicable foreign laws, including without limitation laws relating to foreign investment, foreign exchange control, immigration, employment and taxation;

                  (c) without notice of material violation of and in material compliance with all relevant anti-boycott legislation, including without limitation the Tax Reform Act of 1976, as amended, the Export Administration Act of 1979, as amended, and regulations thereunder, including all reporting requirements;

                  (d) without material violation of and pursuant to any material, required export licenses granted under the Export Administration Act of 1979, as amended, and regulations thereunder, which licenses are described on Schedule 2.31; and
             -------------

                  (e) without violation of the Foreign Corrupt Practices Act of 1977, as amended.

            2.32  Disclosure.  Each Schedule and each document attached as a
                  ----------
Schedule is true, correct, and complete in all material respects. No representation or warranty by Conning Corp., Conning or the Equity Holders in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder contains any untrue statement of a material fact or any omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

            2.33  Qualified Investors.  The Equity Holders listed on
                  -------------------
Schedule 2.33 are each "accredited investors" within the meaning of Rule 501
-------------
of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The remaining 20 Equity Holders either alone or with their "purchaser representative" (as such term is defined for purposes of Rule 501 of Regulation D), have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the transactions provided for in this Agreement.
Conning has delivered to General American true, complete and correct copies of investor questionnaires establishing the status of each Equity Holder, and his or her purchaser representative, where applicable, duly executed by each such Equity Holder and purchaser representative, where applicable. Conning Corp. has no reason to believe that CAM should not rely on such investor questionnaires.

            2.34  Purchase for Investment.
                  -----------------------

                  (a) Each Equity Holder is acquiring the shares of CAM Preferred Stock issuable hereunder for his own account and not with a view to, or for sale in connection with, any "distribution," as such term is used in Section 2(11) of the 1933 Act, of any shares of CAM Preferred Stock in violation of the 1933 Act.

                  (b) Each Equity Holder understands that (i) the shares of CAM issued pursuant to this Agreement will be restricted securities within the meaning of Rule 144 of the 1933 Act ("Rule 144"); (ii) such securities are not registered; (iii) such securities must be held indefinitely and that no transfer of such securities may be made by the Equity Holder unless (A) the sale of such securities has been registered under the 1933 Act and any applicable state securities laws, or (B) an exemption from registration is available under applicable state securities laws and the 1933 Act, including in accordance with the terms and conditions of Rule 144; and (iv) in any event, the exemption from registration under Rule 144 will not be available unless such securities have been beneficially owned for at least two years.

                  (c) Each Equity Holder understands that the certificates representing the shares of CAM Preferred Stock issued pursuant to this Agreement shall bear a legend substantially as follows:

      "The sale, transfer or encumbrance of this certificate is subject to an Agreement between the Corporation and all of its Shareholders. A copy of this Agreement is on file in the office of the Secretary of the Corporation. The Agreement provides, among other things, for certain obligations to sell and to purchase the Shares evidenced by this certificate, for a designated purchase price. By accepting the Shares evidenced by this certificate, the holder agrees to be bound by said Agreement."

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion

      (satisfactory to the Company) that registration is not required."


                                ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF
                     ---------------------------------
                   GENERAL AMERICAN, GAHC, GAIMCO AND CAM
                   --------------------------------------

            General American, GAHC, GAIMCO and CAM hereby make the following representations and warranties to each of Conning Corp., Conning and the Equity Holders, each of which is true and correct on the date hereof and will be true and correct as of the Closing Date and each of which shall survive the Closing as specified in Section 7.1 hereof.

            3.1   Enforceable Agreement; Existence and Qualification.
                  --------------------------------------------------

                  (a) General American, GAHC, GAIMCO and CAM each have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by General American, GAHC, GAIMCO and CAM have been duly authorized by all requisite corporate action. This Agreement constitutes the valid and binding obligation of General American, GAHC, GAIMCO and CAM, enforceable in accordance with its terms.

                  (b) General American, GAIMCO and CAM are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of General American, GAIMCO and CAM has all requisite corporate power and authority to own, lease and use its assets and properties and to conduct the business in which it is engaged. Each of GAIMCO and CAM is duly licensed or qualified to do business as a foreign corporation and is in good standing in the state(s), countries or other jurisdictions listed on Schedule 3.1(b), and is not required to be
                        ---------------
registered, licensed or qualified to do business in any other jurisdiction in which the failure to so qualify would result in losses to GAIMCO or CAM in excess of $25,000. GAIMCO has delivered to Conning Corp. true, complete and correct copies of the constituent documents, as currently in effect, of GAIMCO and CAM.

                  (c) Neither GAIMCO nor CAM is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction, or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which is material to its business and which would (i) conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by GAIMCO and CAM of this Agreement or (ii) prevent the carrying out of the transactions contemplated hereby. Except as set forth on
Schedule 3.1(c) and except for compliance with the provisions of the H-S-R
---------------
Act, none of General American, GAHC, GAIMCO or CAM is required to obtain any waiver or consent of any third person or governmental authority for the execution of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any material Lien against GAIMCO or CAM or any of their respective properties or assets.

            3.2   Capitalization and Related Matters.
                  ----------------------------------

                  (a)   Capital Stock.  The entire authorized capital
                        -------------
stock of GAIMCO consists solely of 100 shares of GAIMCO Common Stock, of which 10 shares are issued and outstanding. No other capital stock of GAIMCO is authorized or issued. The entire authorized capital stock of CAM consists solely of (i) 20,000,000 shares of CAM Common Stock, of which 0 shares are issued and outstanding, and (ii) 20,000,000 shares of CAM Non-Voting Common Stock, of which 0 shares are issued and outstanding, and
(iii) 20,000,000 shares of preferred stock (all of which will be designated as CAM Preferred Stock upon filing of the Certificate of Designation with the Secretary of State of Missouri), of which 0 shares are issued and outstanding. No other capital stock of GAIMCO or CAM is authorized or issued. GAHC is the record and beneficial owner of all of the outstanding capital stock of GAIMCO and CAM. All of the issued and outstanding shares of the capital stock of GAIMCO are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, without restriction on the transfer thereof other than pursuant to applicable federal and state securities laws, and all of such shares have been so issued in full compliance with all applicable federal and state securities laws.

                  (b)   Other Securities.  There are no outstanding
                        ----------------
subscriptions, rights, options, warrants, conversion privileges or agreements of any kind entitling any person or entity to acquire from GAIMCO or CAM any shares of the capital stock of GAIMCO or CAM or any other type of security of GAIMCO or CAM.

            3.3   The CAM Preferred Stock and CAM Options.  The shares of
                  ---------------------------------------
CAM Preferred Stock to be issued to the Equity Holders hereunder, when delivered hereunder, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, without restriction on the transfer thereof other than pursuant to applicable federal and state securities laws and as contemplated by this Agreement and the Shareholders' Agreement. At and after Closing, CAM will reserve for issuance under the CAM Options a sufficient number of shares of CAM Non-Voting Common Stock, which will be, when issued, duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, without restriction on the transfer thereof other transfer thereof other than pursuant to applicable federal and state securities laws and as contemplated by this Agreement.

            3.4   Subsidiaries.  Neither GAIMCO nor CAM, directly or
                  ------------
indirectly, owns or has the right to acquire 10% or more of the voting securities or other equity interest in, or directly or indirectly control, any other corporation, partnership, joint venture or other entity.

            3.5   Property.  Except as set forth on Schedule 3.5, GAIMCO is
                  --------                          ------------
the sole owner of all right, title, and interest in and to all material assets reflected on the GAIMCO Balance Sheet (defined below) and owns or has the valid right to lease all property, real and personal, tangible and intangible, used by it in, or necessary for it to transact, the business in which it is engaged, and there exists no material restriction on the use or transfer of such assets or property. Except as noted on Schedule 3.5, the
                                                         ------------
assets owned or leased by GAIMCO constitute all of the property and property rights used or necessary for the conduct of the business of GAIMCO in the manner and to the extent presently conducted by GAIMCO. No such assets or property are in the possession of others and GAIMCO holds no property on consignment.

            3.6   Financial Statements.
                  --------------------

                  (a)   Set forth on Schedule 3.6 are (i) the audited
                                     ------------
balance sheet of GAIMCO as of December 31, 1994, 1993 and 1992, and the related statements of earnings, shareholders' equity and changes in financial position or cash flow for the fiscal years then ended and all notes and schedules thereto, and (ii) the unaudited balance sheet of GAIMCO as of June 30, 1995 (the "GAIMCO Balance Sheet") and the related statements of earnings and changes in financial position for the period then ended, together with any notes or schedules thereto ((i) and (ii) together, the "GAIMCO Financial Statements").

                  (b)   Also set forth on Schedule 3.6 are the audited
                                          ------------
balance sheet of General American as of December 31, 1994, and the related statements of earnings, shareholders' equity and changes in financial position or cash flow for the fiscal year then ended and all notes and schedules thereto (the "General American Financial Statements").

                  (c)   The GAIMCO Financial Statements and the

General American Financial Statements (i) are true, complete, and correct,
(ii) present fairly the financial position, results of operations, and cash flows of GAIMCO and General American, respectively, at the dates and for the periods indicated, and (iii) have been prepared in accordance with GAAP applied on a consistent basis (except that unaudited financial statements do not contain footnotes and are subject to year-end audit adjustments, which will not be material in the aggregate).

            3.7   Books and Records.  The books of account, corporate record
                  -----------------
books, minute books, bank accounts, and other records of GAIMCO and CAM are true, correct, and complete in all material respects, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected in the GAIMCO Financial Statements to the extent appropriate.

            3.8   No Undisclosed Liabilities.  Neither GAIMCO nor CAM has
                  --------------------------
any liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except (a) as set forth on the GAIMCO Balance Sheet or Schedule 3.8, or (b) those incurred in the ordinary course
                 ------------
of the business of GAIMCO and CAM, consistent with past practice, since the date of the GAIMCO Balance Sheet, none of which will, or could, have an adverse effect upon the business or condition (financial or otherwise) or operations of GAIMCO or CAM.

            3.9   Taxes.
                  -----

                  (a) GAIMCO and each of its Tax Affiliates has timely filed or caused to be filed with the appropriate Government entity all Tax Returns (the returns applicable to GAIMCO are hereinafter referred to as the "GAIMCO Tax Returns"), and no GAIMCO Tax Returns for any open tax year have been amended. All GAIMCO Tax Returns are true, correct, and complete. There are no grounds for assertion of any understatement penalty under Section
6661 of the Code (prior to repeal) or Section 6662 of the Code.

                  (b) All Taxes due and payable by GAIMCO or any of its Tax Affiliates with respect to all periods ending on or prior to the date hereof have been timely and fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against GAIMCO or any of its Tax Affiliates or their respective assets with respect to such periods. Except as specified in a letter to Conning Corp.'s counsel dated the date hereof (the "Article III Tax Disclosure Letter"), there are no audits of any GAIMCO Tax Returns of GAIMCO or any of its Tax Affiliates pending or threatened. Except as specified on the Article III Tax Disclosure Letter, there is no waiver of any statute of limitations in effect with respect to any GAIMCO Tax Returns.

                  (c) All unpaid Taxes for all periods up to and including the Closing Date are properly accrued on the books of GAIMCO and its Tax Affiliates. All unpaid Taxes for all periods up to the date of the GAIMCO Balance Sheet are properly accrued on the GAIMCO Financial Statements. The
Article III Tax Disclosure Letter lists all GAIMCO Tax Returns for periods up to and including the Closing Date (whether the period ends on such date) which have not been filed on or before the Closing Date.

                  (d) There are no Liens for Taxes upon any assets of GAIMCO or its Tax Affiliates, except Liens for Taxes not yet due and payable.

                  (e) Except as specified on the Article III Tax Disclosure Letter, true, correct and complete copies of all GAIMCO income Tax Returns, tax examination reports and statements of deficiencies assessed against, or agreed to with respect to GAIMCO or any of its Tax Affiliates with respect to the last four (4) years with the Internal Revenue Service or any taxing authority have been delivered to Conning Corp.

                  (f) Except as set forth on the Article III Tax Disclosure Letter, neither GAIMCO nor any of its Tax Affiliates is or ever has been a member of an "affiliated group" within the meaning of Section 1504 of the Code, except for the affiliated group of which General American is the common parent.

                  (g) GAIMCO and each of its Tax Affiliates has complied with all Law relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or any similar provision under foreign Law), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to be withheld and paid over under applicable Law.

                  (h) Neither GAIMCO nor any of its Tax Affiliates is a party to any safe harbor lease within the meaning of section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of GAIMCO's or its Tax Affiliates' property or assets has been financed with or directly or indirectly secures any industrial revenue bonds or debt the interest on which is tax-exempt under Section 103(a) of the Code. Neither GAIMCO nor any of its Tax Affiliates is a borrower or guarantor of any outstanding industrial revenue bonds, and none of such parties is a tenant, principal user or related person to any principal user (within the meaning of section 144(a) of the Code) of any property which has been financed or improved with the proceeds of any industrial revenue bonds.

                  (i) GAIMCO is not and has not been a real property holding company within the meaning of Section 897(c) of the Code, and GAIMCO shall so certify upon Conning Corp.'s request.

                  (j) GAIMCO is not required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by GAIMCO and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. GAIMCO has no pending private letter ruling request with the Internal Revenue Service.

                  (k) None of the property owned by GAIMCO or any of its Tax Affiliates is tax-exempt use property within the meaning of section 168(h) of the Code.

                  (l) No consent has been filed relating to GAIMCO pursuant to section 341(f) of the Code.

                  (m) GAIMCO is not a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                  (n) Except as set forth on the Article III Tax Disclosure Letter, neither GAIMCO nor any of its Tax Affiliates is a party to or bound by any affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement.

                  (o) Except as set forth on the Article III Tax Disclosure Letter, GAIMCO is not liable for Taxes to any foreign taxing authority and does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (p) All material elections with respect to Taxes affecting GAIMCO as of the date hereof are set forth in the Article III Tax Disclosure Letter. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes of GAIMCO or any of its Tax Affiliates or affecting any of such parties shall be made after the date of this Agreement without the prior written consent of Conning Corp.

                  (q) GAIMCO is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                  (r) GAIMCO and each of its Tax Affiliates have not participated in an international boycott within the meaning of section 999 of the Code.

            3.10  Accounts Receivable.  Set forth on Schedule 3.10 is a list
                  -------------------                -------------
of all the accounts receivable of GAIMCO as of March 31, 1995. Such accounts receivable and any accounts receivable arising between such date and the Closing Date (the "GAIMCO Accounts Receivable") arose or will have arisen in the ordinary and usual course of the business of GAIMCO. Except as set forth on Schedule 3.10, the GAIMCO Accounts Receivable are not and
                -------------
will not be on the Closing Date subject to any counterclaim, set-off, defense, security interest, claim, or other encumbrance. Except to the extent of any reserve therefor on the GAIMCO Balance Sheet or paid in full prior to Closing, the GAIMCO Accounts Receivable are and will be current and collectible and will be paid in full, net of reserves, on or before 90 days after the Closing Date.

            3.11  Regulatory Matters; Permits and Licenses.
                  ----------------------------------------

                  (a) GAIMCO is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. GAIMCO is licensed under the laws relating to the conduct of a securities business in the jurisdictions set forth on Schedule 3.11. No
                                                      -------------
litigation, proceeding or investigation is pending or, to the knowledge of GAIMCO, threatened, which might result in the termination or the suspension of the registration or licensing of GAIMCO or any of its approved persons, principals or registered representatives, or in any other disciplinary action against it or any of them under any applicable statute, rule or regulation.

                  (b)   Set forth on Schedule 3.11 is a list or description
                                     -------------
of each material license or permit required for the conduct of the business of GAIMCO, together with the name of the governmental agency or entity issuing each such license and permit. To the knowledge of GAIMCO, each of such licenses and permits is valid and in full force and effect. Except as noted on Schedule 3.11, none of such licenses and permits will be rescinded
         -------------
solely as a result of a change in control of GAIMCO.

            3.12  Real Property.  Neither GAIMCO nor CAM owns any real
                  -------------
property.  Schedule 3.12 lists and provides descriptions of all real
           -------------
property leased or subleased to GAIMCO or CAM and all other real property which is used by GAIMCO or CAM and not owned by GAIMCO or CAM (the "GAIMCO Leased Real Property"). Except as otherwise described on Schedule 3.12:
                                                          -------------
(a) there are no leases,
subleases, licenses, concessions or other agreements, written or oral, granting to any person or entity the right to use or occupy any portion of the GAIMCO Leased Real Property which are not listed on Schedule 3.18; (b)
                                                        -------------
no person or entity (other than GAIMCO) is in possession of any of the GAIMCO Leased Real Property; (c) neither the current use of the GAIMCO Leased Real Property nor the operation of GAIMCO's business violates any agreement affecting the GAIMCO Leased Real Property or any applicable legal requirements; and (d) all certificates of occupancy, permits, licenses, approvals and other authorizations required in connection with the past, present and proposed operation of its business on the GAIMCO Leased Real Property have been lawfully issued to GAIMCO and are, as of the date hereof, and will be following the consummation of the transactions contemplated hereby, in full force and effect.

            3.13  Assets.  GAIMCO has good and marketable title to, or a
                  ------
valid leasehold interest in, all material properties and assets used by it, located on its premises or shown on the GAIMCO Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Liens disclosed on the GAIMCO Balance Sheet or Schedule 3.12 (as to real property)
                                         -------------
or Schedule 3.13 (as to all other properties and assets) and except for
   -------------
properties and assets disposed of for fair consideration in the ordinary course of business since the date of the GAIMCO Balance Sheet. Except as set forth on Schedule 3.12 or 3.13, GAIMCO owns or leases or has the valid
             -------------    ----
and enforceable right to use all material assets, tangible or intangible, necessary for the conduct of its business as presently conducted and as proposed to be conducted, and, upon the Closing, GAIMCO will continue to have the same rights with respect to such assets. All of the material tangible assets of GAIMCO are in good operating condition and repair as required for their use as presently conducted or planned by GAIMCO and conform to all applicable Laws, and no notice of any violation of any Law relating to any of such property or assets has been received by GAIMCO except such as have been fully complied with.

            3.14  Absence of Certain Changes.  Since March 31, 1995, except
                  --------------------------
as set forth in the GAIMCO Financial Statements or Schedule 3.14 hereto or
                                                   -------------
as explicitly provided for under this Agreement, there has not been:

                  (a) Any material adverse change in (i) the business or condition (financial or otherwise) or operations of GAIMCO or CAM, or (ii) the condition of the assets and property, real and personal, tangible and intangible, of GAIMCO and CAM (the "GAIMCO Property");

                  (b) Any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any shareholder of GAIMCO or CAM on account of or with respect to any securities of or interests in GAIMCO or CAM, or any direct or indirect redemption, purchase, repurchase or other acquisition by GAIMCO or CAM of any securities of or interests in GAIMCO or CAM;

                  (c) Any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any partner, director, officer, agent, or employee of GAIMCO or CAM, or in any benefits granted under any GAIMCO Plan (defined below) with or for the benefit of any such partner, director, officer, agent, or employee, except for regularly scheduled raises consistent with past practices in timing and amount;

                  (d) Any transaction entered into or carried out by GAIMCO or CAM other than in the ordinary course of business;

                  (e) Any borrowing or incurrence of any other indebtedness (including letter of credit and foreign exchange obligations), contingent or otherwise, by or on behalf of GAIMCO or CAM; or any endorsement, assumption, or guarantee of payment or performance of any loan or obligation of any other person or entity by GAIMCO or CAM;

                  (f) Any change made by GAIMCO or CAM in its methods of doing business or of accounting;

                  (g) Any grant by GAIMCO or CAM of any mortgage, security interest, or other encumbrance with respect to the GAIMCO Property;

                  (h) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of, any of the GAIMCO Property other than arm's-length sales in the ordinary course of business of GAIMCO and CAM;

                  (i) Any modification or termination of any GAIMCO Contract (defined below) or any material term thereof other than in the ordinary course of business;

                  (j) Any purchase by GAIMCO or CAM of capital assets with a value individually or in the aggregate in excess of $50,000;

                  (k) Any loan or advance made by GAIMCO or CAM to any person or entity;

                  (l) Any binding commitment or agreement by a GAIMCO or CAM to do any of the foregoing items (b) through (k); or

                  (m) Any material adverse change in the business or financial condition of General American.

            3.15  No Breach of Law or Governing Document.  Neither GAIMCO
                  --------------------------------------
nor CAM is in material default under or in material breach or material violation of any applicable Law or the provisions of any Government permit, franchise, or license, or any provision of its constituent documents. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default or violation.

            3.16  Litigation.  Except as set forth on Schedule 3.16, (a)
                  ----------                          -------------
there is no Action pending or, to the knowledge of GAIMCO, threatened against GAIMCO or CAM or involving their businesses, any of the GAIMCO Property, or, in connection with their businesses, any of their partners, directors, officers, agents, or other personnel, including, without limitation, any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby; and (b) neither GAIMCO nor CAM is subject to any Order other than Orders of general applicability. There is no Action pending or, to the knowledge of GAIMCO, threatened against GAIMCO or CAM challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby.

            3.17  Environmental Matters.
                  ---------------------

                  (a)   Except as set forth on Schedule 3.17, GAIMCO and CAM
                                               -------------
comply, and have at all times complied with, and do not cause, have not caused, and will not cause liability to be incurred by GAIMCO or CAM under, any and all current or prior Environmental Law. Except as set forth on
Schedule 3.17, neither GAIMCO nor CAM is in violation of or has violated any
-------------
Environmental Law.

                  (b)   Except as set forth on Schedule 3.17, GAIMCO and CAM
                                               -------------
possess and are in compliance with all necessary permits, registrations, approvals, and licenses, and has properly made all filings with and submissions to any Government or other authority required by any Environmental Law. No deficiencies have been asserted by any such Government or authority with respect to such items.

                  (c)   Except as set forth on Schedule 3.17, there has been
                                               -------------
no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any kind on, beneath, above, or into any and all property which GAIMCO or CAM currently or previously owned, leased, occupied or used or into the environment surrounding such property of any Hazardous Materials, including, without limitation, those defined in any Environmental Law.

                  (d)   Set forth on Schedule 3.17 is a list of all reports,
                                     -------------
surveys and other written materials commissioned or developed by or on behalf of GAIMCO or CAM since 1985 with respect to environmental matters relating to GAIMCO or the GAIMCO Environmental Property.

            3.18  Contracts.
                  ---------

                  (a)   Set forth on Schedule 3.18 is a list of each written
                                     -------------
or oral contract, agreement, lease, indenture, and evidence of indebtedness (including letter of credit and foreign exchange obligations and purchase orders for either the purchase of materials or the sale of a product) to which GAIMCO or CAM is a party or of which it is a beneficiary which involves an outstanding, contingent, or continuing liability or obligation of or to GAIMCO or CAM (a "GAIMCO Contract") and which (i) is material to the business, financial condition or operations of GAIMCO and CAM, (ii) involves (A) a guaranty, indemnity, or power of attorney, (B) a sharing of payments or joint venture, (C) a sales agency, representation, distributorship or franchise arrangement, (D) restrictions on competition or confidentiality agreements, or (E) an obligation in excess of $50,000, (iii) has resulted or will result in a loss to GAIMCO or CAM, or (iv) is not in the ordinary course of business of GAIMCO or CAM.

                  (b)   Except as indicated on Schedule 3.18, neither GAIMCO
                                               -------------
nor CAM nor, to the knowledge of GAIMCO, any other party to a GAIMCO Contract is in default under or in breach or violation of any GAIMCO Contract, and, to the knowledge of GAIMCO, no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a default, breach or violation, cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any GAIMCO Property or the GAIMCO Common Stock or the CAM capital stock, or require any consent thereunder to the transactions contemplated herein.

            3.19  Intellectual Property.
                  ---------------------

            (a)   Schedule 3.19 contains a true, complete and accurate list
                  -------------
of all patents, trademarks, service marks, copyrights, applications for patents and for registration of trademarks, service marks and copyrights and software licenses which are material to the business of GAIMCO or CAM.
Schedule 3.19 accurately identifies, where appropriate, one or more of the
-------------
following for each item of such intellectual property: filing date, issue date, classification of invention or goods covered, country of origin, licensor, license date and licensed subject matter.  Schedule 3.19 contains a complete and accurate list of all licenses
         -------------
and other rights granted by GAIMCO or CAM to any third party with respect to any item of the GAIMCO Intellectual Property (as hereinafter defined).

            (b) (i) the GAIMCO Intellectual Property is valid and enforceable and encompasses all proprietary rights material to the operation of GAIMCO's and CAM's businesses as presently conducted or proposed to be conducted (in each case free and clear of all Liens); (ii) to the knowledge of GAIMCO, GAIMCO and CAM have taken all actions necessary to maintain and protect the GAIMCO Intellectual Property; (iii) there has been no claim made against GAIMCO or CAM asserting the invalidity, misuse or unenforceability of any of the GAIMCO Intellectual Property or challenging GAIMCO's or CAM's right to use or ownership of any of the GAIMCO Intellectual Property; (iv) GAIMCO is not aware of any infringement or misappropriation of any of the GAIMCO Intellectual Property or of any facts raising a likelihood of infringement or misappropriate; (v) to the knowledge of GAIMCO, the conduct of GAIMCO's and CAM's businesses has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vi) no loss of any of the GAIMCO Intellectual Property is known to by GAIMCO to be threatened, pending or reasonably foreseeable; and (vii) the consummation of the transactions contemplated by this Agreement will not materially alter, impair or extinguish any of the GAIMCO Intellectual Property.

            (c) For purposes of this Agreement, "GAIMCO Intellectual Property" shall mean all of the following (in whatever form or medium) which are owned by or licensed to GAIMCO or CAM: (i) patents, trademarks, service marks and copyrights, (ii) applications for patents and for registration of trademarks, service marks and copyrights, (iii) trade secrets and trade names, and (iv) all other items of proprietary know-how or intellectual property.

            3.20  Insurance.  GAIMCO and CAM have during the past five years
                  ---------
maintained: (i) general comprehensive liability insurance against such risks as are customarily insured against by businesses similar to GAIMCO and CAM and in at least such amounts as are usually carried by persons or entities engaged in the same or a similar business, and (ii) insurance as required by law or under any agreement to which GAIMCO or CAM is or has been a party, including, without limitation, unemployment and workers' compensation coverage. A list of each such currently effective insurance policy is set forth on Schedule 3.20.
                       -------------

            3.21  Officers, Directors, Employees, and Consultants.  Set
                  -----------------------------------------------
forth on Schedule 3.21 is a list of:  (a) all current directors of GAIMCO
         -------------
and CAM, (b) all current officers (with
office held) of GAIMCO and CAM, (c) all employees (active or other) of GAIMCO and CAM, (d) all current paid consultants to GAIMCO and CAM, and (e) all retirees and terminated employees of GAIMCO and CAM for which GAIMCO or CAM has any benefits responsibility or other continuing or contingent obligation, together, in each case, with the current rate of compensation (if any) payable to each. Neither GAIMCO nor CAM is indebted to any partner, director, officer, employee or agent of GAIMCO or CAM, except for amounts due as (x) normal salaries, wages and bonuses, (y) as disclosed on
Schedule 3.21, or (z) in reimbursement of ordinary expenses on a current
-------------
basis.

            3.22  Bank Accounts of GAIMCO and CAM.  Set forth on Schedule 3.22
                  -------------------------------                -------------
hereto is a list of the locations and numbers of all bank accounts and safe deposit boxes maintained by GAIMCO and CAM, together with the names of all persons who are authorized signatories or have access thereto.

            3.23  Transactions with Related Persons.  Except as set forth on
                  ---------------------------------
Schedule 3.23 hereto, neither GAIMCO nor CAM has any obligations,
-------------
contractual or otherwise, owed to or owing from, directly or indirectly, any officer or director or any affiliate thereof or of GAIMCO or CAM.

            3.24  Labor Matters.  Set forth on Schedule 3.24 is each
                  -------------                -------------
collective bargaining, works council, union representation or similar agreement or arrangement to which GAIMCO or CAM is or has been a party or by which it is or has been bound. Except as set forth on Schedule 3.24:
                                                       -------------

                  (a) Neither GAIMCO nor CAM is or has been engaged in any unfair labor practice;

                  (b) There is no labor strike, dispute, slowdown, or stoppage pending or, to the knowledge of GAIMCO, threatened against GAIMCO or CAM;

                  (c) No right of representation exists respecting GAIMCO's or CAM's employees;

                  (d) No collective bargaining agreement is currently being negotiated and no organizing effort is currently being made with respect to GAIMCO's or CAM's employees; and

                  (e) No current or former employee of GAIMCO or CAM has any claim against GAIMCO or CAM on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit sharing and other employee benefit plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work.

            3.25  Employee Benefit Matters.
                  ------------------------

                  (a)   Except as set forth on Schedule 3.25, neither GAIMCO
                                               -------------
nor CAM has outstanding or is a party to or subject to liability under: (i)
any agreement, arrangement, plan or policy, whether or not considered legally binding, that involves (A) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, health, welfare, or incentive plan; or (B) any welfare or "fringe" benefits, including, without limitation, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (ii) any employment, consulting, engagement, or retainer agreement or arrangement whereby GAIMCO or CAM employs, retains or engages any individual or other entity as an employee, consultant or independent contractor to GAIMCO or CAM ((i) and (ii) together, the "GAIMCO Plans," and each item thereunder, a "GAIMCO Plan"). True, correct, and complete copies of all documents creating or evidencing any GAIMCO Plan listed on Schedule 3.25
                                                                  -------------
have been delivered to Conning Corp.  Except as set forth on Schedule 3.25,
                                                             -------------
there are no negotiations, demands or proposals which are pending or threatened or which have been made since December 31, 1992 which concern matters now covered, or that would be covered, by the foregoing types of agreement, arrangement, plan, or policy.

                  (b) Each GAIMCO Plan complies with and has been administered, operated, and maintained in compliance with, and, except as set forth on Schedule 3.25, neither GAIMCO nor CAM has any direct or
             -------------
indirect liability under, the Code or ERISA, as the case may be, or any other Law applicable to any GAIMCO Plan, and no GAIMCO Plan is subject to Title IV of ERISA.

                  (c) No "reportable event" (as defined in ERISA) or "prohibited transaction" (as defined in the Code or ERISA) has occurred, and GAHC has no knowledge of a situation which would give rise to a reportable event or prohibited transaction, with respect to any GAIMCO Plan.

                  (d) All contributions for all periods ending prior to the Closing Date which are required to be made prior to the Closing Date will be made prior to the Closing Date by GAIMCO or CAM and all members of the controlled group in accordance with past practice. All insurance premiums due have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the GAIMCO Plans for policy years or other applicable policy periods ending on or before the

Closing Date.

                  (e) Neither GAIMCO nor CAM has made any contributions to any multi-employer plan (as defined in ERISA), neither GAIMCO nor CAM has ever been a member of a controlled group which contributed to any such plan, and neither GAIMCO nor CAM has ever been under common control with an employer which contributed to any such plans.

                  (f) The statements of assets and liabilities of the GAIMCO Plans as of the end of the fiscal year ending December 31, 1993, and the statements of changes in fund balances, financial position and net assets available for benefits under such GAIMCO Plans for such fiscal year, copies of which have been furnished to Conning Corp., fairly present the financial condition of such GAIMCO Plans as of such date and the results of operations thereof for the year ended on such date, all in accordance with GAAP applied on a consistent basis, and the actuarial assumptions used for funding purposes have not been changed since the last written report of actuaries on such GAIMCO Plans, which written reports have been furnished to Conning Corp.

                  (g) All of the GAIMCO Plans, to the extent applicable, are in compliance with the continuation of health benefit provisions contained in COBRA, and with Section 1862(b)(4)(A)(i) of the Social Security Act, and GAIMCO does not have any liability for any excise tax imposed by Code Section 5000. Neither GAIMCO nor CAM has any liability or obligation to provide life, medical or other welfare benefits to former or retired employees, other than under COBRA.

                  (h)   Also set forth on Schedule 3.25 are all employee
                                          -------------
benefit plans which GAIMCO or CAM has terminated or taken action to terminate since January 1, 1991. Such terminations have been carried out in accordance with all provisions of Law, including, without limitation, all applicable reporting and other provisions of the Code and ERISA and with respect to the PBGC. Except as described on Schedule 3.25 hereto, neither
                                             -------------
GAIMCO nor CAM has any liability to, and has not received notice alleging such liability from, any person or entity, including, without limitation, the PBGC, any other Government agency or any participant in or beneficiary of any such plan, nor is GAIMCO or CAM liable for any excise, income or other tax or penalty as a result of or in connection with such termination. GAIMCO or CAM, as the case may be, has obtained a favorable determination letter from the Internal Revenue Service with respect to the termination of each of such plans, true, complete and correct copies of which have been delivered to Conning Corp. The favorable determination letters were received after full and accurate disclosure by GAIMCO and CAM of all material facts to the appropriate Government agencies.

                  (i) To the extent applicable with respect to each GAIMCO Plan, true, correct and complete copies of the most recent (i) determination letter and any outstanding request for a determination letter; (ii) Form 5500 and attached Schedule B; (iii) Form 5310 and any related filings with the PBGC; (iv) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association ("VEBA") which is implementing such GAIMCO Plan; and
(v) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a GAIMCO Plan that is a "group health plan" as defined in Code Section 162(i) have been delivered to General American.

            3.26  Discrimination and Occupational Safety and Health.
                  -------------------------------------------------
Except as set forth on Schedule 3.26, no person has any claim or basis for
                       -------------
any Action against GAIMCO or CAM arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. Since December 31, 1992, neither GAIMCO nor CAM has received any notice from any person alleging a violation of such law or occupational safety or health standards.

            3.27  Alien Employment Eligibility.  With respect to each person
                  ----------------------------
employed by GAIMCO or CAM on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986: (a) GAIMCO or CAM hired such person in compliance with the IRCA; and (b) GAIMCO or CAM has complied with all record-keeping and other regulatory requirements under IRCA.

            3.28  Governmental Approvals and Filings.  Except for compliance
                  ----------------------------------
with the H-S-R Act and except as set forth on Schedule 3.28, none of General
                                              -------------
American, GAHC, GAIMCO and CAM is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder or the performance or consummation of the transactions contemplated hereby or thereby.

            3.29  Brokers, Finders.  Except as set forth on Schedule 3.29,
                  ----------------                          -------------
no finder, broker, agent, or other intermediary acting on behalf of General American, GAHC, GAIMCO or CAM is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

            3.30  Outside Financial Interests.  Except as identified on
                  ---------------------------
Schedule 3.30, no director, officer or shareholder of GAIMCO has any direct
-------------
or indirect financial interest in any competitor with or supplier or customer of, or any other person or entity that has any transactions or other business relationship with, GAIMCO or CAM; provided, however, that for this purpose ownership of corporate securities having no more than 5% of the outstanding voting power of any competitor, supplier, customer or other person or entity, which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., shall not be deemed to be such a financial interest, provided such person has no other connection or relationship with such competitor, supplier, customer or other person or entity.

            3.31  Guarantees.  Except as set forth on Schedule 3.31, neither
                  ----------                          -------------
GAIMCO nor CAM is a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person or entity except as endorser of checks received and deposited in the ordinary course of business.

            3.32  Foreign Operations and Export Control.  GAIMCO and CAM
                  -------------------------------------
have at all times acted:

                  (a) pursuant to valid qualifications to do business in all jurisdictions outside the United States where such qualification is required by local law and the failure to do so would have a material adverse effect on the business, operations, or condition (financial or otherwise) of GAIMCO or CAM;

                  (b) in material compliance with all applicable foreign laws, including without limitation laws relating to foreign investment, foreign exchange control, immigration, employment and taxation;

                  (c) without notice of material violation of and in material compliance with all relevant anti-boycott legislation, including without limitation the Tax Reform Act of 1976, as amended, the Export Administration Act of 1979, as amended, and regulations thereunder, including all reporting requirements;

                  (d) without material violation of and pursuant to any material, required export licenses granted under the Export Administration Act of 1979, as amended, and regulations thereunder, which licenses are described on Schedule 3.32; and
             -------------

                  (e) without violation of the Foreign Corrupt Practices Act of 1977, as amended.

            3.33  Disclosure.  Each Schedule and each document attached as a
                  ----------
Schedule is true, correct, and complete in all material respects. No representation or warranty by General American, GAHC, GAIMCO or CAM in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder contains any untrue statement of a material fact or any omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

                                 ARTICLE IV
                    ADDITIONAL COVENANTS OF THE PARTIES
                    -----------------------------------

            4.1   Conduct of Business.  Prior to Closing, without the prior
                  -------------------
written consent of General American, neither Conning Corp. nor Conning will or will agree to, and, without the prior written consent of Conning Corp., GAIMCO will not and will not agree to:

                  (a) Grant any increase in the rate of pay of any of its employees, grant any increase in the salaries of any officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent, except, however, ordinary increases in compensation not unusual in character or amount made in the ordinary course of business to employees who are not directors or officers; provided, however, that Conning Corp. may pay bonuses to its employees prior to Closing in an aggregate amount not to exceed $3,300,000 (which amount is independent from Conning's standard employee bonus plan which remains in effect);

                  (b) Enter into (i) any employment contract or (ii) any collective bargaining agreement;

                  (c) Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices;

                  (d) Sell or dispose of or encumber any material amount of assets (except pursuant to existing Contracts disclosed herein);

                  (e) Make, or enter into any contract for, any material capital expenditure or enter into any material lease of equipment or real estate (except pursuant to existing Contracts disclosed herein);

                  (f) Enter into any contract or commitment, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, whether in the ordinary course of business or otherwise, involving more than $50,000, or enter into any series of such contracts with one party or affiliated group of parties involving more than $100,000 in the aggregate;

                  (g) Create, assume, incur or guarantee any indebtedness other than (i) in the usual and ordinary course of business and with a maturity date of less than one year or (ii) that incurred pursuant to existing Contracts disclosed herein;

                  (h) Declare or pay any dividend on, issue or make any sale of, or distribution in respect of, its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock except as may be required under the Conning Corporation Shareholders' Agreement dated February 25, 1993;

                  (i) Conduct or transact business other than in a manner consistent with its past practices or change any accounting procedures or practices or its financial structure;

                  (j) Make any amendments to or changes in its Articles or Certificate of Incorporation or By-Laws, or, with respect to the Subsidiaries, any of their respective constituent documents; or

                  (k) Perform any act, or attempt to do any act, or permit any act or omission to act, which will or may reasonably be expected to cause a breach by such party of any Contract to which it is a party, including this Agreement.

            4.2   Access to Records.  Until the Closing, GAIMCO shall afford
                  -----------------
to authorized representatives of Conning Corp. reasonable access during normal business hours to all premises, properties, books, records, personnel and data of GAIMCO. Until the Closing, Conning Corp. and Conning shall afford to authorized representatives of General American, reasonable access during normal business hours to all premises, properties, books, records, personnel and data of Conning Corp. and Conning. No such access, and no other investigation or discovery of facts shall affect the discovering party's right to recover for any breach of any representation or warranty hereunder.

            4.3   Preservation of Business.  Each of Conning Corp., Conning
                  ------------------------
and GAIMCO shall conduct their respective activities substantially in the same manner as heretofore conducted and shall use its best efforts to keep its business organization intact, including its present employees and present relationships with customers and others having business relations with it.

            4.4   Insurance and Maintenance of Property.  Each of Conning
                  -------------------------------------
Corp., Conning and GAIMCO will maintain their respective existing insurance policies on property owned or leased by it in full force and effect and will operate, maintain and repair all of such property in a manner consistent with past practice.

            4.5   Books, Records and Financial Statements.  From the date
                  ---------------------------------------
hereof until Closing, each of Conning Corp., Conning and GAIMCO will maintain their respective books and financial records in accordance with GAAP consistently applied. Said books and financial records shall fairly and accurately reflect the operations, results and condition, financial and otherwise, of each such party. Each such party shall furnish to the others promptly, as available, financial statements and operating reports applicable to it since March 31, 1995, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly the consolidated financial position and results of operations of such party at the dates and for the periods indicated.

            4.6   Other Governmental Filings.  The Equity Holders, Conning
                  --------------------------
Corp., Conning, General American, GAHC, GAIMCO and CAM will cooperate with each other in making, as soon as practicable following the execution hereof, all filings required by any governmental agency in connection with the transactions contemplated by this Agreement, including, without limitation, all filings required pursuant to the H-S-R Act and all appropriate federal and state securities or "blue sky" filings with respect to the shares of CAM Preferred Stock to be issued pursuant to this Agreement. All information provided by the Equity Holders, Conning Corp., Conning, General American, GAHC, GAIMCO and CAM in connection with such filings will be true, accurate and complete in all material respects and will comply in all material respects with all applicable laws and regulations.

            4.7   Notification of Certain Matters.  Between the date of this
                  -------------------------------
Agreement and the Closing, each of the parties hereto shall give prompt notice to the others of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any respect any time from the date hereof to the Closing Date and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to
           --------  -------
cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

            4.8   No Solicitation.
                  ---------------

                  (a) From the date hereof until the termination hereof, Conning Corp., Conning and the Equity Holders agree not to, and will not authorize any of Conning Corp.'s or Conning's officers, directors, employees or other agents to, directly or indirectly, (i) take any action to seek, initiate or encourage any offer from any person, entity or group (other than General American or its subsidiaries) to acquire any shares of capital stock, options or other securities of Conning Corp. or Conning, to merge or consolidate with Conning Corp. or Conning, or to otherwise acquire any significant portion of Conning Corp.'s or Conning's assets (a "Third Party Offer"), or (ii) engage in negotiations concerning or disclose non-public financial information relating to Conning Corp. or Conning, or any confidential or proprietary trade or business information relating to the businesses of Conning Corp. or Conning, or afford access to the properties, books or records of Conning Corp. or Conning (except as required by Law), to any third party that may be considering a Third Party Offer. Since June 14, 1995, none of the Equity Holders and none of Conning Corp. or Conning or their respective officers, directors, employees or other agents has engaged in any activities, discussions or negotiations with any parties with respect to any of the foregoing.

                  (b) Conning Corp., Conning or the Equity Holders, as the case may be, will orally notify General American immediately, followed by prompt written notice (identifying the offeror and describing, in reasonable detail, the terms of the offer or the request for information), of any Third Party Offer from any person, entity or group (other than from General American or its subsidiaries) or of any request for information with respect to a Third Party Offer or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Offer.

            4.9   Offering Memorandum.  In connection with the execution of
                  -------------------
this Agreement, General American, GAHC, GAIMCO, CAM, Conning Corp. and Conning have cooperated to prepare and distribute to the Equity Holders an offering memorandum of CAM (the "Offering Memorandum") relating to the transactions contemplated hereby. General American, GAHC, GAIMCO and CAM agree to indemnify and hold harmless Conning Corp. and Conning and their respective directors, officers, control persons, employees, agents, attorneys, accountants and other representatives from and against any liability (including attorneys' fees) relating to or arising out of information provided by them or on their behalf in writing for inclusion in the Offering Memorandum or any state filing. Conning Corp. and Conning agree to indemnify and hold harmless General American, GAHC, GAIMCO and CAM and their respective directors, officers, control persons, employees, agents, attorneys, accountants and other representatives from and against any liability (including attorneys' fees) relating to or arising out of information provided by them or on their behalf in writing for inclusion in the Offering Memorandum or any state filing. The covenants contained in this Section shall survive the Closing without limitation and are intended to benefit the indemnified parties and shall be enforceable by such persons.

            4.10  Approval of Parachute Payments.  With respect to potential
                  ------------------------------
"parachute payments" that may arise other than under the Employment Agreements, prior to the Closing, Conning Corp. will take such action as is necessary to cause such items to fall within an exemption under Section 280G(b)(5) of the Code.

            4.11  Notice to Customers.  Prior to Closing, Conning will send
                  -------------------
a notice and request for consent to the transactions contemplated hereby, in a form reasonably acceptable to GAHC, to each of its customers.

            4.12  Filing of Certificate of Designation.  Prior to Closing,
                  ------------------------------------
CAM shall file the Certificate of Designation with the Secretary of State of Missouri.


                                 ARTICLE V
                       CONDITIONS TO THE OBLIGATIONS
                       -----------------------------
                   GENERAL AMERICAN, GAHC, GAIMCO AND CAM
                   --------------------------------------

            The obligations of General American, GAHC, GAIMCO and CAM at Closing shall be subject to the satisfaction at Closing of each of the following conditions, subject to the right of such parties to waive any one or more of such conditions:

            5.1   Representations and Warranties.  The Equity Holders',
                  ------------------------------
Conning Corp.'s and Conning's representations and warranties set forth in
Article II shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date, as though such representations and warranties were made at and as of such date.

            5.2   Performance of Agreement.  The Equity Holders, Conning
                  ------------------------
Corp. and Conning shall have performed and complied in all material respects with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to Closing.

            5.3   Certificate.  Conning Corp., Conning and the Shareholders
                  -----------
shall have delivered to GAHC at Closing a certificate executed by each of them, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied, which, in the case of Penn. Corp. shall only certify as to the representations and warranties made by it in Article II hereof. Such certificate shall be deemed an additional representation and warranty of Conning Corp., Conning and the Shareholders hereunder.

            5.4   Approvals.  All required consents and approvals from
                  ---------
Governments and from JMB/Urban CityPlace Limited Partnership shall have been obtained and all waiting periods required by Law, including, without limitation, those required under the H-S-R Act, shall have expired.

            5.5   No Adverse Proceeding.  No Action shall have been overtly
                  ---------------------
threatened or pending (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby or (b) which claims that this Agreement, such transactions, or their consummation, is illegal or in violation of any agreement applicable to Conning Corp., Conning or any Equity Holder.

            5.6   Opinions of Counsel.  Conning Corp. shall have delivered
                  -------------------
to GAHC at Closing opinions of Conning Corp.'s, Conning's and the Equity Holders' counsel, in the forms attached hereto as Exhibit K.
                                                  ---------

            5.7   Employment Agreements.  The Employment Agreements shall
                  ---------------------
have been executed and delivered to CAM by the Key Employees at Closing.

            5.8   Adverse Change.  There shall have been no material adverse
                  --------------
change, actual or overtly threatened, in the business or condition, financial or otherwise, assets, liabilities or prospects of Conning and Conning Corp.

            5.9   Shareholders' Agreement.  The Shareholders' Agreement
                  -----------------------
shall have been executed and delivered by the Equity Holders (excluding the Specified Shareholders) to CAM and GAHC at Closing.

            5.10  Investor Questionnaires.  An investor questionnaire and
                  -----------------------
such other documentation reasonably acceptable to General American shall have been executed and delivered to General American and CAM by each Shareholder and Option Holder receiving Preferred Stock hereunder. Such documentation shall be sufficient in the sole discretion of General American and its counsel to ensure compliance with the requirements of the Securities Act of 1933, as amended, and any other Laws applicable to the issuance of the CAM Preferred Stock hereunder and the conversion thereof.

            5.11  Approval of Parachute Payments.  With respect to potential
                  ------------------------------
"parachute payments" that may arise under the Employment Agreements, prior to the Closing, Conning Corp. shall have taken such action as is necessary to cause such items to fall within an exemption under Section 280G(b)(5) of the Code.

            5.12  Redemption of Preferred Stock.   Conning Corp. shall have
                  -----------------------------
redeemed all shares of its Preferred Stock for an aggregate purchase price of no more than $3.85 million, plus accrued and unpaid dividends.

                                 ARTICLE VI
                    CONDITIONS TO THE OBLIGATIONS OF THE
                    ------------------------------------
                 EQUITY HOLDERS, CONNING CORP. AND CONNING
                 -----------------------------------------

            The obligations of Conning Corp., Conning and the Equity Holders at Closing shall be subject to the satisfaction at the Closing of the following conditions, subject to the right of such parties to waive any one or more of such conditions:

            6.1   Representations and Warranties.  The representations and
                  ------------------------------
warranties of General American, GAHC, GAIMCO and CAM set forth in Article III shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

            6.2   Performance of Agreement.  General American, GAHC, GAIMCO
                  ------------------------
and CAM shall have performed and complied in all material respects with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

            6.3   Certificate.  General American, GAHC, GAIMCO and CAM shall
                  -----------
have delivered to the Equity Holders, Conning Corp. and Conning at the Closing a certificate of General American, GAHC, GAIMCO and CAM executed by each of them, dated the Closing Date, to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of General American, GAHC, GAIMCO and CAM hereunder.

            6.4   Approvals.  All required consents and approvals from
                  ---------
Governments and from third parties under Contracts shall have been obtained and all waiting periods required by Law, including, without limitation, those required under the H-S-R Act, shall have expired.

            6.5   No Adverse Proceeding.  No Action shall have been
                  ---------------------
threatened or pending (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby or (b) which claims that this Agreement, such transactions, or their consummation, is illegal or in violation of any agreement applicable to General American, GAHC, GAIMCO or CAM.

            6.6   Adverse Change.  There shall have been no material adverse
                  --------------
change, actual or overtly threatened, in the business or condition, financial or otherwise, assets, liabilities or prospects of GAIMCO or CAM.

            6.7   Opinions of Counsel.  GAHC shall have delivered to Conning
                  -------------------
Corp. at Closing opinions of General American's, GAHC's, GAIMCO's and CAM's counsel, in the forms attached hereto as Exhibit L.
                                         ---------

            6.8   Investor Questionnaire.  GAHC shall have executed and
                  ----------------------
delivered to CAM an investor questionnaire and such other documentation reasonably acceptable to Conning Corp. to ensure compliance with the requirements of the Securities Act of 1933, as amended, and any other Laws applicable to the issuance of the CAM Common Stock hereunder.

            6.9   Employment Agreements.  The Employment Agreement shall
                  ---------------------
have been executed and delivered to the Key Employees by CAM at Closing.

            6.10  Shareholders' Agreement.  The Shareholders' Agreement
                  -----------------------
shall have been executed and delivered to the Equity Holders (excluding the Specified Shareholders) by CAM and GAHC at Closing.

            6.11  Option Agreements.  The Option Agreements shall have been
                  -----------------
executed and delivered to each of the New Optionees by CAM at Closing.

                                ARTICLE VII
                              INDEMNIFICATION
                              ---------------

            7.1   Survival of Representations and Warranties.  All
                  ------------------------------------------
representations and warranties of the parties made in this Agreement or in any exhibit, Schedule, certificate, instrument or any document delivered pursuant hereto (excluding the Offering Memorandum, which is provided for in Section 4.9) shall survive the Closing and shall remain in effect for a period of eighteen months after the Closing Date but thereafter shall expire and no party shall be entitled to make a claim for indemnification with respect to such representations and warranties unless a claim with respect thereto shall have been made in writing against the party responsible for indemnification hereunder prior to the expiration of such eighteen month period; provided, that the foregoing limitation shall not apply to the representations and warranties made in Sections 2.8 and 3.9, which shall survive until the expiration of all applicable statutes of limitation. All representations and warranties hereunder shall be deemed to be material and relied upon by the parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such party or parties.

            7.2   Indemnification of General American, GAHC, GAIMCO and CAM.
                  ---------------------------------------------------------

                  (a) The Shareholders and the Option Holders (except Penn. Corp., which shall be liable hereunder only pursuant to paragraph (i) hereof in the case of a breach of a representation and warranty made by Penn. Corp. with resect to itself and pursuant to paragraph (iv) hereof for its pro rata share of all liability thereunder, in accordance with the percentages set forth on Penn. Corp.'s signature page hereof), severally and not jointly, shall hold General American, GAHC, GAIMCO, CAM, Conning Corp. and Conning and their respective affiliates and the shareholders, directors, officers, partners, successors, assigns, and agents of each of them (the "CAM Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity from any CAM Indemnified Person with respect to, any and all claims, losses, damages, liabilities, penalties, fines, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate of Boatmen's Bank of St. Louis, N.A. from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any CAM Indemnified Person resulting from or arising out of:

                        (i)   Any inaccuracy in or incompleteness or
      incorrectness of Conning's, Conning Corp.'s and the Equity Holders' representations or warranties set forth in this Agreement or any certificate, instrument or other document delivered hereunder;

                        (ii) Any breach or violation of Conning's, Conning Corp.'s and the Equity Holders' covenants or agreements contained in this Agreement, including the provisions of this Article VII;

                        (iii) Any liability of Conning Corp. or any of its Tax Affiliates for Taxes for any taxable period ending on or before the Closing Date, except to the extent provided for as a tax liability in the Conning Balance Sheet or unless such liability arises from matters disclosed in the Article II Tax Disclosure Letter; or

                        (iv)  the pending litigation (the "Pending
      Litigation") styled (i) Lionheart Group, Inc., et al. v. Conning & Company, (the "Lionheart Litigation") and (ii) Cynthia Maleski,
                                                     ----------------
      Insurance Commissioner of the Commonwealth of Pennsylvania, in her
      ------------------------------------------------------------------
      capacity as Liquidator of Rockwood Insurance Company(In Liquidation)
      --------------------------------------------------------------------
      and as assignee of Rockwood Casualty Insurance Company vs. Conning &
      --------------------------------------------------------------------
      Company, et al., to the extent Indemnified Losses arising out of such
      ---------------
      litigation exceed applicable insurance deductibles, the costs not reimbursed by insurance incurred by Conning after the Closing Date in defending such litigation and applicable insurance proceeds, if any, received by Conning on account of such litigation.

                  (b) In addition, the Option Holders, severally and not jointly, shall hold the CAM Indemnified Persons harmless and indemnify each of them from and against any and all Taxes for pre-Closing periods on any recognized gain (without regard to offsetting deductions) to Conning Corp. or Conning resulting from the transfer of CAM Preferred Stock in consideration for the cancellation of the Conning Options pursuant to the terms of this Agreement and the Option Cancellation Agreements; provided, however, that neither CAM nor Conning Corp. nor Conning shall be permitted to settle or compromise any claim for which the Option Holders are obligated to indemnify CAM Indemnified Persons under this Section 7.2(b) without the consent of the Representative (as hereinafter defined), which consent shall not be unreasonably withheld.

            7.3   Indemnification of Equity Holders.
                  ---------------------------------

                  (a) General American and CAM shall hold the Equity Holders and their permitted assigns and agents (the "Shareholder Indemnified Persons") harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity from any Shareholder Indemnified Person, any and all Indemnified Losses incurred or to be incurred by any of them resulting from or arising out of:

                        (i)   Any inaccuracy in or incompleteness or
      incorrectness of General American's, GAHC's, GAIMCO's and CAM's representations or warranties set forth in this Agreement or any certificate, instrument or other document delivered hereunder;

                        (ii) Any breach or violation of General American's, GAHC's, GAIMCO's and CAM's covenants or agreements contained in this Agreement, including the provisions of this Article VII; or

                        (iii) Any liability of GAIMCO or any of its Tax Affiliates for Taxes for any taxable period ending on or before the Closing Date, except to the extent provided for as a tax liability in the GAIMCO Balance Sheet or unless such liability arises from matters disclosed in the Article III Tax Disclosure Letter.

            (b)   In addition, subject to the limitations contained in
Section 7.4(g) of this Agreement, subsequent to the closing of the transactions contemplated by this Agreement, General American and CAM shall cause Conning to hold the Equity Holders and their permitted assigns harmless and indemnify them from and against any liability for federal and state income taxes (including any interest or penalties attributable thereto) resulting directly from (i) a determination by the Internal Revenue Service ("IRS") or state taxing authority that any portion of the fair market value of the CAM Preferred Stock and/or cash received by the Equity Holders under the terms of this Agreement constitutes compensation for services, and (ii) the receipt of any indemnity payment pursuant to this
Section 7.3(b); provided, however, that at the request of General American,
                --------  -------
CAM, or Conning, as the case may be, such indemnifying party shall have the right, with respect to this issue, to participate in the audit, investigation or other proceeding (including being timely provided with relevant correspondence) leading to such a determination by the IRS or state taxing authority and approve any settlement, which approval shall not be unreasonably withheld.

            7.4   Limitations on Indemnity.
                  ------------------------

                  (a) The Shareholders' and Option Holders' obligation to indemnify CAM Indemnified Persons pursuant to Section 7.2(a)(iii) and the Option Holders' obligation to indemnify CAM Indemnified Persons pursuant to
Section 7.2(b) shall terminate upon the expiration of the applicable statutes of limitation unless a claim with respect thereto shall have been made in writing against the Shareholders and/or the Option Holders, as the case may be, prior to the expiration of such statutes of limitation.

                  (b) The Shareholders' and Option Holders' obligation to indemnify CAM Indemnified Persons pursuant to Section 7.2(a)(iv) shall terminate upon the final, non-appealable resolution by agreement or by a court of competent jurisdiction of the Pending Litigation unless a claim with respect thereto shall have been made in writing against the Shareholders and the Option Holders prior to such resolution.

                  (c) The Shareholders and the Option Holders shall have no obligation to indemnify the CAM Indemnified Persons pursuant to Section 7.2(a) unless Indemnified Losses under such

Section exceed $200,000 in the aggregate, but if so to the full extent of Indemnified Losses in excess of $200,000 in the aggregate.

                  (d) The Shareholders and the Option Holders shall have no obligation to indemnify the CAM Indemnified Persons pursuant to Section 7.2(a) in excess of $4,000,000 in the aggregate; provided, however, that to the extent Indemnified Losses include any payments on account of the Lionheart Litigation and Indemnified Losses exceed in the aggregate $4,000,000, the Shareholders' and Option Holders' indemnification shall continue for up to an additional $1,000,000, provided that such additional $1,000,000 indemnification obligation shall not exceed the aggregate amount of Indemnified Losses arising out of or resulting from the Lionheart Litigation.

                  (e) General American and CAM shall have no obligation to indemnify the Shareholder Indemnified Persons pursuant to Section 7.3 unless Indemnified Losses under such Section exceed $200,000 in the aggregate, but if so to the full extent of Indemnified Losses in excess of $200,000 in the aggregate. General American and CAM shall have no obligation to indemnify the Shareholder Indemnified Persons pursuant to Section 7.3 in excess of $4,000,000 in the aggregate.

                  (f) The obligations of the Shareholders and the Option Holders pursuant to Section 7.2 are several and each Shareholder and Option Holder shall be liable only for his, her or its pro rata amount of the indemnification obligation in accordance with the percentages set forth on each such Equity Holder's signature page hereof.

                  (g) The obligation of General American and CAM to cause Conning to indemnify the Equity Holders for income tax liabilities under
Section 7.3(b) of this Agreement shall be limited to the amount of the corresponding tax benefits received by Conning, CAM, or General American, as the case may be, which result from deductions, losses, or other tax benefits actually realized with respect to its income tax returns corresponding to that portion of the fair market value of the CAM Preferred Stock and/or cash which is treated as compensation for services pursuant to such a determination; provided, that in the event of such an adverse determination
               --------
by the IRS or state taxing authority affecting an Equity Holder, then Conning, CAM, or General American, as the case may be, shall use reasonable good faith efforts and take all reasonably appropriate actions to maximize such corresponding tax benefits consistent with achieving a final overall settlement with the applicable taxing authority on all tax issues which is optimal from Conning's or CAM's (as the case may be) perspective as a taxpayer; provided further, the indemnifying party shall not be obligated to
          -------- -------
make
any indemnity payments until the tax liability of Conning or CAM, as the case may be, for the year or years in question is finally agreed with the taxing authority or otherwise finally determined; and provided further,
                                                          -------- -------
that an Equity Holder claiming hereunder shall give prompt notice to the indemnifying party of a proposed tax adjustment within the meaning of
Section 7.3(b), provided that the failure to give such notice shall not affect such Equity Holder's entitlement to indemnity except to the extent the indemnifying party is in fact prejudiced thereby.

            7.5   Notice of Claim.  In the event that any party hereto seeks
                  ---------------
indemnification hereunder on behalf of itself or himself or another indemnified person, such party (the "Indemnified Party") shall give written notice to the party or parties obligated to indemnify such party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, if known, of the claim asserted. The failure of the Indemnifying Party, within a period of thirty (30) days after the giving of such notice by the Indemnified Party, to give written notice to the Indemnified Party of the intention to contest such claim shall be deemed an agreement that the claim is a valid claim and at such time as it is known, the amount thereof shall be paid promptly by the Indemnifying Party.

            7.6   Right to Contest Claims of Third Persons.  If an
                  ----------------------------------------
Indemnified Party asserts a claim for indemnification hereunder because of a claim made by any claimant not a party, the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof, but in no event more than ten (10) business days after said assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a third party shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such third person (hereinafter called a "Third-Person Claim"), provided that the Indemnified Party may participate voluntarily, at its own expense, in any such Third-Person Claim through representatives and counsel of its own choice, and, provided further, that the Indemnifying Party unconditionally acknowledges to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to all elements of such Third-Person Claim. Unless and until the Indemnifying Party elects to defend the Third-Person Claim, the Indemnified Party shall have the full right, at its option, to do so and to look to the Indemnifying Party under the provisions of this Agreement for the amount of the costs, if any, of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. Notwithstanding the foregoing, an Indemnifying Party shall only be responsible for the fees and expenses of one counsel for all Indemnified Parties with respect to any Third-Person Claim. If the Indemnifying Party does not assume the defense of any such Third-Person Claim, including any litigation resulting therefrom, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not to control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that the Indemnified Party did not defend or settle such Third-Person Claim in a reasonably prudent manner. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof. Notwithstanding the provisions of this Section, CAM shall control the defense and settlement or resolution of the Pending Litigation, provided that the consent of the Representative, which may not be unreasonably withheld, must be obtained prior to the settlement of such litigation in excess of applicable insurance proceeds.

            7.7   Return or Cancellation of Legended Shares; Escrow
                  -------------------------------------------------
Withdrawals.
-----------

                  (a)   In order to secure the Equity Holders'
indemnification obligations hereunder, certain of the certificates evidencing the shares of CAM Preferred Stock issuable to the Equity Holders (the "Certificates") have been legended as provided in Section 1.9. If payment is not made in accordance with Section 7.7(b), satisfaction of the Shareholders' and the Option Holders' indemnification obligations pursuant to Section 7.2(a) shall be effected through (a) the cancellation of Certificates evidencing shares of CAM Preferred Stock registered in the names of such holders with an aggregate value equal to the unsatisfied indemnification obligations, based on a per share value calculated in accordance with Section 11.3(a) of the Shareholders' Agreement, and allocated among the Shareholders and Option Holders in accordance with their relative percentages set forth on their respective signature pages, and (b) the withdrawal from the Escrow Funds of a portion of the Escrow Funds with an aggregate value equal to the unsatisfied indemnification obligations, allocated among the Specified Shareholders

(excluding Penn. Corp.) in accordance with the percentages set forth on their respective signature pages. If payment is not made in accordance with
Section 7.7(b), satisfaction of the Option Holders' indemnification obligations pursuant to Section 7.2(b) shall be effected through the cancellation of Certificates evidencing shares of CAM Preferred Stock with an aggregate value equal to the Indemnified Losses, based on a per share value calculated in accordance with Section 11.3(a) of the Shareholders' Agreement and allocated among the Option Holders in accordance with the percentages set forth on their respective signature pages. The portion of Indemnified Losses for which an Option Holder or Shareholder is responsible, as set forth on their respective signature pages, is referred to herein as that Equity Holder's "Adjusted Ratable Share."


                  (b) In the event a CAM Indemnified Person is entitled to indemnification for an Indemnified Loss, each Shareholder or Option Holder, as the case may be, shall deliver to the Representative either (i) a Certificate or Certificates sufficient to satisfy such Shareholder's or Option Holder's Adjusted Ratable Share of such Indemnified Losses, or (ii) a cashier's or certified check equal to such Equity Holder's Adjusted Ratable Share of such Indemnified Losses. The Representative shall, upon receipt of such Certificates and/or checks, deliver such Certificates and/or checks to CAM, which will cancel the surrendered Certificates and issue to the Representative Certificates for each Equity Holder who has delivered Certificates to the Representative evidencing the number of shares of CAM Preferred Stock owned by such Equity Holder after deduction of such Equity Holder's Adjusted Ratable Share of the Indemnified Losses. In the event a Shareholder or Equity Holder does not deliver his or her Certificate or a check as provided above, CAM shall be permitted to (i) cancel the Certificate(s) held by such Equity Holder and shall issue to such Equity Holder a new Certificate evidencing the number of shares of CAM Preferred Stock owned by such Equity Holder after deduction of such Equity Holder's Adjusted Ratable Share of the Indemnified Losses, or (ii) if such Equity Holder does not hold any Certificates, pursue any and all of its legal or equitable remedies against such Equity Holder in order to recover such Equity Holder's Adjusted Ratable Share of the Indemnified Losses.

            7.8   Exclusive Remedy.  The provisions of this Article VII and
                  ----------------
the documents and agreements to be entered into pursuant hereto shall constitute the exclusive remedy of the parties with respect to any claims or Indemnified Losses resulting from or arising out of the provisions of this Agreement or the transactions contemplated hereby which may be asserted after the Closing; provided, that the foregoing shall not preclude any claim for injunctive or other non-monetary equitable relief or any claim based on fraud or intentional misrepresentation.


                                ARTICLE VIII
                          MISCELLANEOUS PROVISIONS
                          ------------------------

            8.1   Notice.  All notices, requests, demands, and other
                  ------
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 8.1 for, or such other address as may be designated in writing hereafter by, such party:

            If to General American, GAHC, GAIMCO or CAM:

            Leonard M. Rubenstein
            Executive Vice President--Investments
            General American Life Insurance Company
            700 Market Street
            St. Louis, Missouri  63101
            Fax:  (314) 444-0726

            With a copy to:

            James L. Nouss, Jr., Esq.
            Bryan Cave LLP
            211 North Broadway, Suite 3600
            One Metropolitan Square
            St. Louis, Missouri  63102
            Fax:  (314) 259-2020


            If to Conning Corp.:

            Maurice W. Slayton
            President and CEO
            Conning & Company
            CityPlace II
            185 Asylum Street
            Hartford, CT  06103
            Fax:  (203) 520-1269

            With a copy to:

            Thomas L. Fairfield, Esq.
            LeBoeuf, Lamb, Greene & MacRae LLP
            Goodwin Square

            225 Asylum Street
            Hartford, CT  06103
            Fax:  (203) 293-3555
            If to the Shareholders and/or the Specified Shareholders and/or the Option Holders, in care of the Representative:

            Maurice W. Slayton
            President and CEO
            Conning & Company
            CityPlace II
            185 Asylum Street
            Hartford, CT  06103
            Fax:  (203) 520-1269

            8.2   Appointment of Representative.
                  -----------------------------

                  (a) By execution hereof, the Shareholders, the Option Holders and the Specified Shareholders hereby designate Maurice W. Slayton as the "Representative." The Representative shall have full power to act on behalf of the Shareholders, the Option Holders and the Specified Shareholders in the manner specified herein and in connection with all matters with respect to which action by the Representative is contemplated by this Agreement, except that no amendment adversely affecting Penn. Corp.'s rights hereunder or altering the amount, type or nature of consideration payable to the Equity Holders hereunder shall be valid unless approved in writing by Penn Corp.

                  (b) The Representative shall take all actions required to be taken by the Representative under this Agreement and may take any action contemplated by this Agreement on behalf of the Shareholders, the Option Holders and the Specified Shareholders. By giving notice to the Representative in the manner provided by Section 8.1, General American, GAHC, GAIMCO or CAM, as the case may be, shall be deemed to have given notice to all of the Shareholders and Option Holders and the Specified Shareholder.

                  (c) In the event that a CAM Indemnified Person gives notice to the Representative of a Third-Person Claim for which indemnification may be sought, the Representative shall have the authority to determine, in his sole judgment and in accordance with Section 7.6, whether to retain counsel (and to select that counsel) to protect the Shareholder's, the Option Holders', and the Specified Shareholders' interests, whether to assume the defense of or otherwise to control the handling of the Third-Person Claim, and to make all other decisions required to be made by the Shareholders, the Option Holders or the Specified Shareholders pursuant to Article VII of this Agreement, including, without limitation, whether to consent or withhold his consent to any settlement or compromise of a Third-Person Claim. The Representative is hereby also authorized (but not required) to seek approval of any proposed action or decision affecting the interests of the Shareholders, Option Holders or Specified Shareholders hereunder and in such event shall be authorized to act in accordance with the approval of such holders whose aggregate percentages as set forth on their respective signature pages constitute 51% or more of the indemnification obligations of such holders, provided that the Representative shall not have the authority to consent to the settlement of the Pending Litigation without the approval of Penn. Corp., which will not be unreasonably withheld.

                  (d) In the event that the Representative shall resign or otherwise cease to act as the Representative, the Representative shall be authorized to select a replacement Representative, subject to the written approval of Shareholders, Option Holders and Specified Shareholders who hold in the aggregate 51% or more of the total percentages set forth on the Equity Holders' signature pages (a "Majority of Interested Shareholders"), or, if the Representative shall not have selected a replacement who shall have been approved by a Majority of Interested Shareholders as aforesaid by the date the Representative ceases to act in such capacity, then a Majority of Interested Shareholders shall be authorized to select a replacement Representative by written consent.

                  (e) The Representative shall have no liability to the Shareholders, the Option Holders or the Specified Shareholders with respect to any action taken or not taken by him under this Agreement except for his own gross negligence or willful misconduct. The Representative may act in reliance upon the advice of counsel satisfactory to him in reference to any matter in connection with this Agreement and shall not incur any liability for any action taken in good faith in accordance with such advice.

                  (f) Any action taken by the Representative may be considered by General American, GAHC, GAIMCO and CAM to be the action of each Shareholder, Option Holder and/or the Specified Shareholder for whom such action was taken for all purposes of this Agreement.

            8.3   Termination of Shareholder Agreement.  Conning Corp. and
                  ------------------------------------
each Equity Holder agree that the Shareholders' Agreement dated February 25, 1993 and each and every other agreement restricting the transfer of Conning Corp. capital stock or options for Conning Corp. capital stock shall terminate on the Closing Date and all provisions thereof are hereby waived with respect to the transactions contemplated hereby.

            8.4   Entire Agreement.  This Agreement and the Schedules and
                  ----------------
Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

            8.5   Assignment; Binding Agreement.  This Agreement and various
                  -----------------------------
rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties, their successors, and assigns and their legal representatives, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by Conning, Conning Corp., the Specified Shareholders, any Shareholder or any Option Holder without the prior written consent of General American, or by General American, GAHC, GAIMCO or CAM without the prior written consent of Conning Corp.

            8.6   Counterparts.  This Agreement may be executed
                  ------------
simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            8.7   Headings; Interpretation.  The article and section
                  ------------------------
headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days," unless otherwise indicated, are to consecutive calendar days. The term "person" includes any Government. Gender-specific references such as "its," "his," and "her" shall include all other genders.

            8.8   Expenses.  Regardless of whether the transactions
                  --------
contemplated hereby are consummated, General American shall pay its own and GAIMCO's, GAHC's and CAM's legal and accounting fees, costs and expenses in connection with such transactions and the Shareholders and Option Holders shall be permitted to cause Conning to pay their and Conning Corp.'s and Conning's reasonable legal, investment banking and accounting fees, costs and expenses in connection with such transactions.

            8.9   Termination of the Agreement.  This Agreement may be
                  ----------------------------
terminated by a party hereto without further liability or obligation if (a) such party is not in breach or violation hereof and (b) the conditions to such party's obligations at Closing have not been satisfied on or before August 31, 1995. In the event of such termination, nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of the terminating party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement by another party.

            8.10  Governing Law.  This Agreement shall in all respects be
                  -------------
construed in accordance with and governed by the substantive laws of the State of Missouri, without reference to its choice of law rules.

            8.11  Confidentiality.  No party to this Agreement shall make
                  ---------------
any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other parties, except as required by law.

            8.12  Further Assurances.  From and after the Closing, the
                  ------------------
parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

                              GENERAL AMERICAN LIFE INSURANCE COMPANY


                              By   /s/ Richard A. Liddy
                                 --------------------------------
                                    Richard A. Liddy
                                    Chairman, President and
                                    Chief Executive Officer


                              GENERAL AMERICAN HOLDING COMPANY


                              By   /s/ Richard A. Liddy
                                 --------------------------------
                                    Richard A. Liddy
                                    Chairman and President


                              GENERAL AMERICAN INVESTMENT MANAGEMENT
                              COMPANY

                              By   /s/ Leonard M. Rubenstein
                                 --------------------------------
                                 Leonard M. Rubenstein
                                 President

                              CONNING ASSET MANAGEMENT COMPANY

                              By   /s/ Leonard M. Rubenstein
                                 --------------------------------
                                 Name:
                                 Title:


                              CONNING & COMPANY


                              By   /s/ Maurice W. Slayton
                                 --------------------------------
                                 Maurice W. Slayton
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                              CONNING CORPORATION


                              By   /s/ Maurice W. Slayton
                                 --------------------------------
                                 Maurice W. Slayton
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                              EQUITY HOLDER


                              /s/ M. W. Slayton
                              -----------------------------------

                              /s/ Mark E. Hansen
                              -----------------------------------

                              /s/ Thomas D. Sargent
                              -----------------------------------

                              /s/ William C. Shenton
                              -----------------------------------

                              /s/ Stephan L. Christiansen
                              -----------------------------------

                              /s/ Gordon G. Pratt
                              -----------------------------------

                              /s/ John Clinton
                              -----------------------------------

                              /s/ Donald L. McDonald
                              -----------------------------------

                              /s/ Thomas A. Byrne
                              -----------------------------------

                              /s/ Scott E. Daniels
                              -----------------------------------

                              /s/ Paul Goulekas
                              -----------------------------------

                              /s/ John A. Corroon, Jr.
                              -----------------------------------

                              /s/ David N. Reid
                              -----------------------------------

                              /s/ Paul J. Sellier
                              -----------------------------------

                              /s/ Daniel J. Mainolfi
                              -----------------------------------

                              /s/ John B. Kleiman
                              -----------------------------------

                              /s/ Fred M. Schpero
                              -----------------------------------

                              /s/ Steven F. Piaker
                              -----------------------------------

                              /s/ Seth C. Miller
                              -----------------------------------

                              /s/ Gerard Vecchio
                              -----------------------------------

                              /s/ Joseph D. Sargent
                              -----------------------------------

                              /s/ G. Kelly, Jr.
                              -----------------------------------

                              /s/ David W. Clark
                              -----------------------------------

                              /s/ Gary Ransom
                              -----------------------------------

                       TABLE OF DEFINITIONS
                       --------------------
"Certificate of Designation"..........................     2
1933 Act..............................................    25
Accounts Receivable...................................    13
Action................................................    17
Adjusted Ratable Share................................    56
Agreement.............................................     1
Article II Tax Disclosure Letter......................    10
Article III Tax Disclosure Letter.....................    30
Buyer Indemnified Persons.............................    51
CAM...................................................     1
CAM Common Stock......................................     2
CAM Indemnified Persons...............................    51
CAM Non-Voting Common Stock...........................     5
CAM Note..............................................     3
CAM Optionees.........................................     5
CAM Preferred Stock...................................     2
Certificates..........................................    56
Closing...............................................     3
Closing Date..........................................     3
COBRA.................................................    22
Code..................................................    10
Conning...............................................     1
Conning Accounts Receivable...........................    13
Conning Balance Sheet.................................    10
Conning Common Stock..................................     1
Conning Contract......................................    18
Conning Corp. ........................................     1
Conning Corp. Note....................................     3
Conning Financial Statements..........................    10
Conning Funds.........................................     9
Conning Intellectual Property.........................    19
Conning Leased Real Property..........................    14
Conning Non-Voting Common Stock.......................     2
Conning Options.......................................     1
Conning Plan..........................................    21
Conning Plans.........................................    21
Conning Property......................................    15
Conning Tax Returns...................................    10
Contract..............................................    18
Days..................................................    61
Employment Agreements.................................     5
Environmental Law.....................................    17
Equity Holders........................................     3
ERISA.................................................    21
Escrow Agent..........................................     6
Escrow Agreement......................................     6
Escrow Deposit........................................     6
Escrow Funds..........................................     6
Financial Statements..................................    10
GAAP..................................................    10
GAHC..................................................     1


GAIMCO................................................     1
GAIMCO Accounts Receivable............................    32
GAIMCO Balance Sheet..................................    29
GAIMCO Common Stock...................................     1
GAIMCO Contract.......................................    36
GAIMCO Financial Statements...........................    29
GAIMCO Intellectual Property..........................    37
GAIMCO Leased Real Property...........................    33
GAIMCO Plan...........................................    39
GAIMCO Plans..........................................    39
GAIMCO Property.......................................    34
GAIMCO Tax Returns....................................    30
General American......................................     1
General American Financial Statements.................    29
Government............................................    13
H-S-R Act.............................................     8
Hazardous Materials...................................    18
Indemnified Losses....................................    51
Indemnified Party.....................................    55
Indemnifying Party....................................    53
Intellectual Property.................................    19
IRCA..................................................    23
Key Employees.........................................     5
Law...................................................    16
Leased Real Property..................................    33
Legend................................................     5
Liens.................................................     8
Lionheart Litigation..................................    51
Losses................................................    51
Offering Memorandum...................................    46
Option Agreements.....................................     5
Option Cancellation Agreements........................     4
Option Holders........................................     1
Option Shares.........................................     5
Order.................................................    17
Pending Litigation....................................    51
Penn. Corp............................................     4
Person................................................    61
Plan..................................................    21
Plans.................................................    21
Property..............................................    15
Regulation D..........................................    25
Representative........................................    59
Return................................................    13
Rule 144..............................................    25
Shareholder Indemnified Persons.......................    52
Shareholders..........................................     1
Shareholders' Agreement...............................     3
Specified Shareholders................................     2
Tax Affiliate.........................................    13
Tax Returns...........................................    10
Taxes.................................................    13
Third Party Offer.....................................    46


Third-Person Claim....................................    55

                               LIST OF SCHEDULES

Schedule Number      Description of Schedule
---------------      -----------------------
Schedule 2.1(c)      Licenses
Schedule 2.1(d)      Third Party Authority
Schedule 2.2(a)      Ownership of Capital Stock of Conning Corporation, a Delaware
                     Corporation
Schedule 2.2(b)      Options and Other Securities
Schedule 2.3         Conning Subsidiaries
Schedule 2.4         Property
Schedule 2.5         Financial Statements
Schedule 2.7         Undisclosed Liabilities
Schedule 2.8         Article II Disclosure Letter
Schedule 2.9         Accounts Receivable
Schedule 2.10        Regulatory Matters: Permits and Licenses
Schedule 2.11        Property (Leased)
Schedule 2.12        Assets
Schedule 2.13        Absence of Changes
Schedule 2.15        Litigation
Schedule 2.15        Supplement to Litigation
Schedule 2.16        Environmental Matters
Schedule 2.17        Contracts
Exhibit 2.17a        Insurance Asset Management, Advisory and Accounting Contracts
Exhibit 2.17b        Consulting / Financial Advisory Contracts
Schedule 2.18        Intellectual Property
Schedule 2.18a       Registered Copyrights
Schedule 2.19        Insurance
Schedule 2.20        Officers, Directors Employees and Consultants
Schedule 2.20        Supplemental Disclosure: Officers, Directors Employees and
                     Consultants
Schedule 2.21        Bank Accounts
Schedule 2.22        Transaction with Related Parties
Schedule 2.23        Labor Matters
Schedule 2.24        Employee Benefits
Schedule 2.25        Discrimination and Occupational Safety and Health
Schedule 2.27        Governmental Approvals and Filings
Schedule 2.28        Broker & Finder Fees
Schedule 2.29        Outside Financial Interest
Schedule 2.30        Guarantees
Schedule 2.31        Foreign Operations and Export Control
Schedule 2.33        Qualified Investors
Schedule 3.1(b)      Existence and Qualifications
Schedule 3.1(c)      Existence and Qualifications


Schedule 3.5         Property
Schedule 3.6         Financial Statements
Schedule 3.8         Undisclosed Liabilities
Schedule 3.10        Accounts Receivable
Schedule 3.11        Regulatory Matters
Schedule 3.12        Real Property
Schedule 3.13        Assets
Schedule 3.14        Absence of Changes
Schedule 3.16        Litigation
Schedule 3.17        Environmental
Schedule 3.18        Contracts
Schedule 3.19        Intellectual Property
Schedule 3.20        Insurance
Schedule 3.21        Officers, Directors, et al
Schedule 3.22        Bank Accounts
Schedule 3.23        Related Persons
Schedule 3.24        Labor
Schedule 3.25        ERISA
Schedule 3.26        OSHA
Schedule 3.28        Approvals
Schedule 3.29        Brokers
Schedule 3.30        Outside Interests
Schedule 3.31        Guarantees
Exhibit A            Certificate of Designation
Exhibit B            CAM and Conning Corp. Notes
Exhibit C            Shareholders' Agreement
Exhibit D            Option Cancellation Agreement
Exhibit E            CAM Optionees
Exhibit F            Option Agreement
Exhibit G            Key Employees
Exhibit H            Employment Agreements
Exhibit I            Legend
Exhibit J            Escrow Agreement
Exhibit K            Opinions of Conning Corp.'s, Conning's and the Equity Holders'
                     Counsel
Exhibit L            Opinions of General American's, GAHC's, GAIMCO's and
                     CAM's Counsel

Separate schedule for each individual equity holder, listing the name and address of the equity holder, number of shares of Conning, Inc. (formerly
Conning Corporation) common stock contributed by the equity holder, number of shares of the Company (formerly Conning Asset Management Company) preferred stock received by the equity holder for such Conning, Inc. common stock, amount of cash received for such Conning, Inc. common stock, number of options to purchase Conning, Inc. common stock held by the equity holder canceled, number of shares of Company preferred stock received by the equity holder for such canceled options, amount of cash received by the equity holder for such canceled options and the pro rata (by number and percentage) shares of indemnity applicable to the equity holder pursuant to Sections 7.2(a), 7.2(a)(iv), 7.2(a) excluding 7.2(a)(iv) and 7.2(b) of the Contribution
Agreement.